Exhibit 10.1

MASTER SERVICES AGREEMENT

BETWEEN

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

AND

THE TAUBMAN COMPANY LIMITED PARTNERSHIP

TABLE OF CONTENTS
Page

ARTICLE I    -    DEFINITIONS                                2

ARTICLE II	- ENGAGEMENT, AUTHORITY AND OBLIGATIONS
OF MANAGER FOR DEVELOPMENT SERVICES

Section 2.1    Engagement of Manager                             7
Section 2.2    Duties for Development Opportunities                     8
Section 2.3    Utility Services                                 10
Section 2.4    Billings and Collections                             11
Section 2.5    Development Accounts                             11
Section 2.6    Taxes                                         12
Section 2.7    Budgets for Development Opportunities                     13
Section 2.8    Expenditure of Funds                             13
Section 2.9    Reports                                     14
Section 2.10    Conversion to Regional Centers                         15
Section 2.11    Property Services Agreements                         15

ARTICLE III	- ENGAGEMENT, AUTHORITY AND OBLIGATIONS OF
MANAGER WITH RESPECT TO REGIONAL CENTERS

Section 3.1    Engagement of Manager                             16
Section 3.2    General Duties                                 17
Section 3.3    Leasing Services                                 18
Section 3.4    Maintenance, Repairs and Alterations                     19
Section 3.5    Utility Services                                 20
Section 3.6    Billings and Collections                             20
Section 3.7    Operating Accounts                                 20
Section 3.8    Budgets for Regional Centers                         22
Section 3.9    Expenditure of Funds                             22
Section 3.10    Reports                                     23
Section 3.11    Taxes                                         24
Section 3.12    Environmental Matters                             24
Section 3.13    Special Services                                 25
Section 3.14    Property Services Agreements                         26

ARTICLE IV	- ENGAGEMENT, AUTHORITY AND OBLIGATIONS OF
MANAGER FOR ACQUISITION SERVICES

Section 4.1    Engagement of Manager                             27
Section 4.2    Duties With Respect to Proposed Acquisitions                 29
Section 4.3    Expenditure of Funds                             30

ARTICLE V	- ENGAGEMENT, AUTHORITY AND OBLIGATIONS OF
MANAGER FOR ADMINISTRATIVE SERVICES

Section 5.1    Engagement of Manager                             31
Section 5.2    General Duties                                 31

Section 5.3    Bank Accounts                                 33
ARTICLE VI    -    SPECIAL PROVISIONS REGARDING MANAGER'S SERVICES
Section 6.1    Engagement of Third Parties                         34
Section 6.2    Independent Contractor Services                         35
Section 6.3    Restrictions on Other Activities                         36
Section 6.4    Annual Budget                                 37
Section 6.5    Owner's Funds                                 38
ARTICLE VII    -    INSURANCE AND INDEMNIFICATION
Section 7.1    Insurance                                     39
Section 7.2    Indemnification                                 40
Section 7.3    Disclaimer                                     41
ARTICLE VIII -    COMPENSATION
Section 8.1    Compensation                                 43
Section 82    Relationship With Property Services Agreements                 44
Section 8.3    Compensation for Special Services and Acquisition Services         44
Section 8.4    Reimbursements                                 45
Section 8.5    Payment of Compensation                             46
Section 8.6    Management Office                                 46
ARTICLE IX    -    TERM, TERMINATION, AND DEFAULT
Section 9.1    Term                                         47
Section 9.2    Default by Manager                                 47
Section 9.3    Bankruptcy of Manager                             47
Section 9.4    Default of Owner                                 48
Section 9.5    Effect of Termination                             49
ARTICLE X    -    MISCELLANEOUS
Section 10.1    Notice                                     49
Section 10.2    Severability                                     51
Section 10.3    Reimbursement of Legal Fees                         51
Section 10.4    Waivers                                     51
Section 10.5    Governing Law                                 52
Section 10.6    Modifications                                 52
Section 10.7    Termination of Prior Agreements                         52
Section 10.8    Assignment                                    52
Section 10.9    Successors                                    53
Section 10.10    No Joint Venture                                53
Section 10.11    Approval of Owner                                53
Section 10.12    Confidentiality                                 54
Section 10.13    Further Assurances                                 54

MASTER SERVICES AGREEMENT
This Master Services Agreement (this “Agreement”) made and entered into as of the 30th day of November, 1992, by and between THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 200 East Long Lake Road, Bloomfield Hills, Michigan 48304 ("Owner") and THE TAUBMAN COMPANY LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 200 East Long Lake Road, Bloomfield Hills, Michigan 48304 (“Manager”), is based upon the following:
A.    Owner was formed for the purposes of, among other things, purchasing, acquiring, developing (including, but not limited to, rezoning, constructing, expanding, improving, rehabilitating, renovating and redeveloping), pursuing, owning, holding, financing, refinancing, mortgaging, operating, leasing, managing, administering, maintaining, protecting, optimizing the value of, selling, exchanging or otherwise disposing of, and generally dealing in and with, the Regional Centers and the Development Opportunities (as such terms are defined below), either directly, as the sole owner thereof, or indirectly, through Owning Entities (as defined below).
B.    Owner desires to engage Manager, on an exclusive basis, to provide services and to act on behalf of Owner in respect of each Property (as defined below), and Manager desires to render such services to, and act on behalf of, Owner, all upon the terms and conditions hereinafter set forth.
C.    With respect to each Property that is not a Wholly Owned Property (as defined below), Owner and Manager anticipate that, to the extent Manager has not already done so, Manager will enter into Property Services Agreements (as defined below), each of which shall contemplate or provide (or currently contemplates or provides) for services to be rendered to the Owning Entity for such Property that are similar in nature and scope to those to be provided by Manager to Owner with respect to a Wholly Owned Property, as provided in this Agreement.
D.    Owner also desires to engage Manager to provide certain administrative services, and to act on behalf of Owner in respect of the ongoing operations and management of Owner, and Manager desires to render such services to, and act on behalf of, Owner, all upon the terms and conditions hereinafter set forth.
Now, therefore, in consideration of the mutual covenants and agreements contained herein, Owner and Manager hereby agree as follows:
ARTICLE I
DEFINITIONS
Unless the context in which a term is used clearly indicates otherwise, the following terms shall have the following respective meanings when used in this Agreement, and the singular shall include the plural and vice versa unless the context requires otherwise:

“AAT” means A. Alfred Taubman.

“AAT Affiliates” means AAT, and any Affiliate of AAT or of any member of his Immediate Family.

“Acquisition Opportunities” is defined in Section 4.1(6)(a) hereof. Reference to an Acquisition Opportunity includes any one of the Acquisition Opportunities.

“Acquisition Services” is defined in Section 4.1(4) hereof.

“Administrative Services” is defined in Section 5.1(4) hereof.

“Affiliate” and “Affiliates” means, (i) with respect to any individual, any member of such individual's Immediate Family, a Family Trust with respect to such individual, and any Person (other than an individual) in which such individual and/or his Affiliate(s) owns, Directly or Indirectly, more than fifty percent (50%) of any class of Equity Security or of the aggregate Beneficial Interest of all beneficial owners, or in which such individual or his Affiliate is the sole general partner, or is the sole managing general partner, or which is Controlled by such individual and/or his Affiliate; and (ii) with respect to any Person (other than an individual), any Person (other than an individual) which Controls, is Controlled By, or is Under Common Control With, such Person, and any individual who is the sole general partner or the sole managing general partner in, or who Controls, such Person.

“Affiliated with” means, with respect to a Person, being an Affiliate of such Person.

“Agreement” is defined in the Preamble to this Agreement.

“Annual Budget” is defined in Section 6.4 hereof.

“Annual Business and Leasing Plan” is defined in Section 3.2(4) hereof.

“Annual Development Budget” is defined in Section 6.4 hereof.

“Annual Operating Budget” is defined in Section 6.4 hereof.

“Bank Accounts” means either the Development Accounts or the Operating Accounts (or both), as applicable.

“Beneficial Interest” means an interest, whether as a partner, joint venturer, cestui quo trust, or otherwise, a contract right, or a legal or equitable position under or by which the possessor participates in the economic or other results of the Person (other than an individual) to which such interest, contract right, or position relates.

“Business Day” means any Day that is not a Saturday, Sunday, or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

"Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Control(s)” (and its correlative terms “Controlled By” and “Under Common Control With”) means, with respect to any Person (other than an individual), possession by the applicable Person or Persons of the power, acting alone (or, solely among such applicable Person or Persons, acting together), to designate and direct or cause the designation and direction of the management and policies thereof, whether through the ownership of voting securities, by contract, or otherwise.

“Day” or “Days” means each calendar day, including Saturdays, Sundays, and legal holidays; provided, however, that if the Day on which a period of time for consent or approval or other action begins or ends is not a Business Day, such period shall begin or end, as applicable, on the next Business Day.

“Development Accounts” is defined in Section 2.5(1) hereof.

“Development Opportunities” means the development opportunities described on Schedule A attached hereto, and any other regional retail shopping center developments and opportunities (through contract, option or other rights), except those Development Opportunities set forth on Schedule B attached hereto that are specifically excluded from contribution to Owner by AAT Affiliates, to develop regional retail shopping centers, including in all such cases any Peripheral Property in respect thereof, in which Owner has a Direct or Indirect ownership interest and which is not a Regional Center. Development Opportunities shall also include (i) any redevelopment or expansion of a Regional Center and (ii) any major reconstruction, repair, renovation or other major capital expenditure program which is considered to be a Development Opportunity pursuant to Section 3.4(3) hereof. Reference to a Development Opportunity includes any one of the Development Opportunities.

“Development Services” is defined in Section 2.1(4) hereof.

“Direct or Indirect” or “Directly or Indirectly”, when used with respect to a Person's partnership interest in another partnership or joint venture which owns a Development Opportunity or a Regional Center, means and includes all interests of, and acting in respect of all interests of, the partner or partners therein, whether as an owner or ground lessee, as a partner or joint venturer of another partnership or joint venture which owns a Development Opportunity or a Regional Center, as a stockholder of a corporation which in turn owns an interest in a partnership or joint venture having an interest, direct or indirect, in a Development Opportunity or a Regional Center, and as a beneficiary of a trust which has legal title to a Development Opportunity or a Regional Center or owns a partnership interest or joint venture interest in a partnership or joint venture which owns a Development Opportunity or a Regional Center, in each such case as the context requires.

“Equity Security” has the meaning ascribed to it in the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder (and any successor laws, rules and regulations of similar import).

“Family Trust” means, with respect to an individual, a trust for the benefit of such individual or for the benefit of any member or members of such individual's Immediate Family or for the benefit of such individual and any member or members of such individual's Immediate Family (for the purpose of determining whether or not a trust is a Family Trust, the fact that one or more of the beneficiaries (but not the sole beneficiary) of the trust includes a Person or Persons, other than a member of such individual's Immediate Family, entitled to a distribution after the death of the settlor if he, she, it, or they shall have survived the settlor of such trust, which distribution is to be made of something other than a Partnership Interest (as defined in the Partnership Agreement of Owner) and/or includes an organization or organizations exempt from federal income taxes pursuant to the provisions of Section 501(a) of the Code and described in Section 501(c)(3) of the Code, shall be disregarded); provided however, that in respect of transfers by way of testamentary or inter vivos trust, the trustee or trustees shall be solely such individual, a member or members of such individual's Immediate Family, a responsible financial institution and/or an attorney that is a member of the Bar of any State in the United States and/or an individual or individuals approved by the Partnership Committee.

“First Fiscal Year” means the fiscal year ending December 31, 1992.

“Immediate Family” means, with respect to a Person, (i) such Person's spouse (former or then-current), (ii) such Person's parents and grandparents, and (iii) ascendants and descendants (natural or adoptive, of the whole or half blood) of such Person's parents or of the parents of such Person's spouse (former or then-current).

“Independent Contractor” is defined in Section 6.2(2) hereof.

“Independent Contractor Services” is defined in Section 6.2(2) hereof.

“Leases” is defined in Section 3.3(1) hereof.

“Management Services” is defined in Section 3.1(4) hereof.

“Manager” is defined in the Preamble to this Agreement.

“Manager's Compensation” is defined in Section 8.1(1) hereof.

“Manager's Indemnified Parties” is defined in Section 7.2(2)(a) hereof.

“Operating Accounts” is defined in Section 3.7(1) hereof.

“Other Retail Property” or “Other Retail Properties” means a developed regional retail shopping center or centers, and/or the opportunity or opportunities to develop an income-producing regional retail shopping center or centers, in each case whether part of a mixed-use development or not and having (or intending to have) a gross leasable area (including space occupied by those stores occupied by a single Person, the gross leasable floor area of which is in excess of forty thousand (40,000) square feet) in excess of Two Hundred Thousand (200,000) square feet.

“Outside Partner” means any Person owning a Beneficial Interest in an Owning Entity, who has no Beneficial Interest in Owner other than through the ownership of publicly traded shares in a constituent partner of Owner.

“Outside Partner Properties” means those Development Opportunities and Regional Centers which are owned by Owning Entities in which Beneficial Interests are owned by Outside Partners. Reference to an Outside

Partner Property includes any one of the Outside Partner Properties. For clarification purposes, an Outside Partner Property may be referred to as an Outside Partner Development Opportunity or as an Outside Partner Regional Center, as the case may be.

“Owner” is defined in the Preamble to this Agreement.

“Owners approval” or “approved by Owner” means that Manager shall have received the approval or consent of Owner directly or shall have received from Owner, through the express terms of any agreement (including this Agreement), or through the express terms of any approved Annual Business and Leasing Plan, Annual Development Budget, Specific Development Budget, Annual Operating Budget, Regional Center Budget, Parameters of Acquisition, or otherwise, the authority to undertake, engage Third Parties, perform or act, including to execute any agreement, on behalf of Owner.

“Owners Authorized Representative” is defined in Section 10.11(2) hereof.

“Owner's Indemnified Parties” is defined in Section 7.2(3)(a) hereof.

“Owning Entity” and “Owning Entities” means any Person or Persons, other than Owner, owning a Property, provided that Owner holds, Directly or Indirectly, a Beneficial Interest in such Person or Persons. Reference to the Owning Entities includes each Owning Entity.

“Parameters of Acquisition” is defined in Section 4.2(1) hereof.

“Partnership Agreement of Owner” means The Amended and Restated Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, dated November 30, 1992, as the same may be amended, restated or supplemented from time to time.

“Partnership Committee” (or “Partnership Committee of Owner”) means the Partnership Committee and the Executive Committee established for Owner pursuant to the Partnership Agreement of Owner.

“Peripheral Property” means the real property adjacent or related to a Development Opportunity or a Regional Center, owned by Owner or an Owning Entity and improved or unimproved and held as distinct from or in some manner differentiated from, but intended as integrated with, the Regional Center or (anticipated) Development Opportunity (which real property includes the approximately two hundred and fifty (250) acre Kingspointe property located in Sterling Heights, Michigan).

“Person” or “Persons” means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

“Properties” means the Development Opportunities and the Regional Centers. Reference to a Property includes any one of the Properties.

“Property Interests” means the interests in the Properties then held by Owner either Directly or Indirectly, as the holder of a Beneficial Interest, Directly or Indirectly, in Owning Entities that own the Properties. Reference to a Property Interest includes any one of the Property Interests.

“Property Services Agreement” means a management agreement, development agreement and/or other agreement, in whatever form embodied (including, without limitation, within the partnership agreement forming and/or governing an Owning Entity), which provides for management, administration, leasing, brokerage, development and/or like services between an Owning Entity and Manager or any Affiliate of Manager, including any such agreement entered into prior to the date hereof.

“Regional Centers” means those regional retail shopping centers, including Peripheral Property in respect thereof, set forth on Schedule C attached hereto and made a part hereof, as well as those regional retail shopping centers and any other real property acquired and/or developed by Owner (Directly or Indirectly) after the date hereof, provided that some portion of the enclosed mall portion thereof is open for business to the public generally, in each case for so long as Owner has a Direct or Indirect Beneficial Interest therein. Reference to a Regional Center includes any one of the Regional Centers.

“Regional Center Budget” is defined in Section 3.8 hereof.

“Special Services” is defined in Section 3.13 hereof.

“Specific Development Budget” is defined in Section 2.7 hereof.

“Third Parties” is defined in Section 6.1 hereof. Reference to a Third Party includes any one of the Third Parties.

“Wholly Owned Properties” means those Development Opportunities and Regional Centers, all the Beneficial Interests of which are owned (including through an Owning Entity) by Owner. Reference to a Wholly Owned Property includes any one of the Wholly Owned Properties. For clarification purposes, a Wholly Owned Property may be referred to as a Wholly Owned Development Opportunity or as a Wholly Owned Regional Center, as the case may be.

Article II

ENGAGEMENT, AUTHORITY AND OBLIGATIONS OF MANAGER

FOR DEVELOPMENT SERVICES

Section 2.1.    Engagement of Manager.
(1)Owner hereby engages Manager as its sole and exclusive manager and agent to provide the services described in this Article II with respect to each Development Opportunity. Manager hereby agrees to provide such services to Owner, as set forth in this Article II.
(2)Subject to the provisions of this Agreement, Owner hereby grants Manager the power and authority for Manager to carry out its duties and obligations under this Article II, as exclusive agent and representative of Owner (and the Owning Entities, as applicable).
(3)All actions, undertakings and performances by Manager pursuant to this Article II shall be at Owner's sole cost and expense, except as provided in Section 8.4(2) hereof.

(4)All services to be rendered by Manager pursuant to this Article II shall be referred to in this Agreement as “Development Services.”
(5)Without Owner's approval, Manager shall not take any action or perform any services (even if such services are otherwise described in this Article II) or make any commitments on behalf of Owner, as contemplated by this Article II or elsewhere in this Agreement with respect to Development Opportunities, including potential Development Opportunities, that are not within the budgetary constraints set forth in or contemplated by the then-current and approved Annual Development Budget, Specific Development Budget, Regional Center Budget, or Annual Operating Budget, as applicable.

Section 2.2.    Duties for Development Opportunities.
Manager shall perform, or cause to be performed by Third Parties, any activities that it deems necessary or desirable in connection with the development or anticipated development of the Development Opportunities, and shall advise and assist Owner in connection with the various phases and aspects thereof. In connection therewith, Manager shall be responsible for (i) implementing and managing the development process with respect to the Development Opportunities, on behalf of and at the expense of Owner (or the applicable Owning Entity), and (ii) acting as Owner's agent and representative with respect to the Development Opportunities, subject, In each case, to the limitations set forth in Sections 2.1(5) and 2.8 hereof. In particular, but without limiting the generality of the foregoing, Manager, or any Third Parties engaged by Manager, shall perform the following services (subject, again, to the limitations set forth in Sections 2.1(5) and 2.8 hereof):

(a)Seek out and/or locate real properties and personal properties and other opportunities for development, and obtain reports and perform studies, investigations and financial and other analyses relative to the same;

(b)Negotiate agreements with (and, with Owner's approval, on behalf of Owner, execute agreements with and make binding commitments to) owners, lenders, prospective Outside Partners and others for control of, or for development rights for, real properties and personal properties (whether through contracts, options, partnership agreements, joint venture arrangements, or other vehicles), which properties (upon acquisition of control thereof or development rights therein) shall be deemed to be included within the Development Opportunities for the purposes of this Agreement;

(c)Administer and manage (i) all options and other rights of Owner to acquire Development Opportunities and other properties and (ii) all Development Opportunities now owned or hereafter acquired by Owner;

(d)Perform or cause to be performed such environmental audits or assessments as are reasonable and customary in connection with the acquisition of interests in real properties, whether before or after the same become Development Opportunities for the purposes of this Agreement but, in any event, prior to the acquisition by Owner (Directly or Indirectly) of title to or a leasehold interest in any real property; assist Owner in the evaluation of the environmental risks and liabilities associated with each proposed Development Opportunity; administer and manage the performance of any environmental remediation work requested by Owner; and render advice and make recommendations to Owner as to its compliance with applicable environmental laws, rules, regulations, statutes and orders affecting the Development Opportunities acquired (Directly or Indirectly) by Owner;

(e)Identity the material governmental permits and approvals that may be necessary for the use, operation, design, construction and development of the Development Opportunities; prepare and negotiate (and, with Owner's approval, execute agreements and make binding commitments, on behalf of Owner with respect to) applications and documents with respect to the same; and represent Owner in connection with the securing of the same (which may include, without limitation, the appearance at hearings and attendance at meetings with governmental officials);

(f)Render advice and make recommendations as to the design, scheduling, phasing, budgets, development, construction, financing, marketing, and leasing of the Development Opportunities;

(g)Prepare and/or evaluate the plans, drawings and specifications for any construction with respect to the Development Opportunities, and provide and/or assist with and monitor architectural, engineering, planning and designing services with respect to the same;

(h)Assist Owner in the evaluation of prospective financing for the Development Opportunities, and negotiate (and, with Owner's approval, execute agreements and make binding commitments, on behalf of Owner) for and otherwise assist Owner in securing such financing;

(i)Manage and administer the services provided by Third Parties, and function as Owner's agent and representative with respect to Owner's rights and obligations under any agreements with any such Third Parties;

(j)Assist in the preparation, review and analysis of construction schedules and other schedules pertaining to the Development Opportunities;

(k)Provide accounting services with respect to the Development Opportunities (which may include, without limitation, the preparation of Specific Development Budgets and such financial statements and reports as Manager would routinely provide to owners of comparable projects that are in the development process);

(l)Advise Owner as to appropriate insurance coverages for the Development Opportunities, and assist Owner in connection with the procurement of such insurance;

(m)Establish and administer procedures for requesting and obtaining funds allocated for each Development Opportunity (including, without limitation, submitting draw requests to construction lenders), and for delivering payments, when due, to Persons providing materials or services in connection with each Development Opportunity (including the obtaining of lien waivers with respect to the same);

(n)Review, process and make recommendations to Owner with respect to any change orders for each Development Opportunity;

(o)Supervise the construction of any improvements with respect to the Development Opportunities, and/or serve as the construction manager with respect to the same;

(p)Solicit and negotiate the participation of (and, with Owner's approval, execute, on behalf of Owner, agreements with and binding commitments to) major department stores and other specialty stores in the Development Opportunities, and negotiate agreements (and, with Owner's approval, execute agreements and make binding commitments, on behalf of Owner) with respect to the same (including, without limitation, such leases, reciprocal easement agreements and/or related and ancillary documents as may be appropriate in each particular case);

(q)Solicit and negotiate (and, with Owner's approval, on behalf of Owner, execute agreements for and make binding commitments with respect to) the participation of potential tenants of each Development Opportunity, and negotiate leases (and, with Owner's approval, execute leases and make binding commitments with respect to leases, on behalf of Owner) with the same;

(r)Solicit and negotiate (and, with Owners approval, execute agreements and make binding commitments, on behalf of Owner, for) the participation of other potential occupants of other portions of each Development Opportunity, and negotiate agreements (and, with Owner's approval, execute agreements and make binding commitments on behalf of Owner) with respect to the same;

(s)Coordinate actions to be taken in connection with the completion of construction of each Development Opportunity, and assist in obtaining occupancy certificates with respect to the same; and

(t)Perform such other responsibilities with respect to Development Opportunities as are contemplated in this Agreement, or as may otherwise be agreed upon by Owner and Manager from time to time and which are customarily performed as a part of the development process.

Section 2.3.    Utility Services.
Subject to the limitations set forth in Sections 2.1(5) and 2.8 hereof, Manager shall arrange for, and may enter into on behalf and in the name of Owner and of the applicable Owning Entity, such contracts for electricity, gas, fuel, water, telephone, rubbish removal and other utility services as Manager shall deem advisable for each Development Opportunity.

Section 2.4    Billings and Collections.
(1)Manager shall bill and collect, for the account of Owner or the applicable Owning Entity, any rents and other charges and/or income, if any, which may accrue to Owner or the applicable Owning Entity from each Development Opportunity during the term of this Agreement.
(2)Manager shall, on behalf of Owner or the applicable Owning Entity, utilize such collection procedures as it deems appropriate to collect any past due rents or other charges or income with respect to each Development Opportunity.
(3)Manager shall cooperate with Owner in any proceedings instituted by Owner or the applicable Owning Entity to recover monies due Owner or the applicable Owning Entity with respect to a Development Opportunity or to recover possession of any portion of a Development Opportunity, all such proceedings to be at Owner's expense.

Section 2.5.    Development Accounts.
(1)Manager shall establish a separate bank account or accounts (collectively, the “Development Accounts”) in a bank or banks satisfactory to Owner or the applicable Owning Entity. The Development Accounts shall be used solely for funds relating to one (1) or more Development Opportunity(ies), and/or the Owning Entity(ies) owning the same. Such monies shall not be commingled with Manager's or Owner's own funds. If any Development Account is used for more than one (1) Development Opportunity, then Manager shall, at Owner's request, keep an adequate accounting of the funds deposited in and paid out of such Development Account, so as to be able to allocate funds between the Development Opportunities serviced by such Development Account.
(2)Funds may be withdrawn from the Development Accounts only for the benefit of the Development Opportunities, and/or for Owner or the Owning Entity(ies) owning the same. Funds shall not be withdrawn to the order or benefit of Manager, except as provided in this Agreement.

(3)Manager is hereby authorized, and shall have the right from time to time, to designate those employees of Manager who, in addition to any designees of Owner, will be authorized signatories for the Development Accounts.
(4)All funds required by Manager to perform Manager's obligations hereunder, and for the timely payment of all costs and expenses incurred for each Development Opportunity, shall be obtained through Owner's financing, or from such other sources as may be procured by Owner. Any additional funds required hereunder shall be provided by Owner. Manager shall not be obligated to make any advance for the account of Owner or to pay any sums except out of funds in the applicable Development Account, nor shall Manager be obligated to incur any liability or obligation for the account of Owner without assurance satisfactory to Manager that the necessary funds for the discharge of such liability or obligation will be provided.
(5)The books and records relating to each Development Opportunity shall be kept and maintained by Manager at its principal office in Bloomfield Hills, Michigan, or such other location as Manager may designate in writing and Owner may approve. Owner, or its duly authorized agent, shall have the right to examine such books and records at any time during normal business hours upon reasonable prior notice.

Section 2.6.    Taxes.
(1)At Owner's request, Manager shall review or cause to be reviewed the tax assessments imposed by any governmental authority against the real or personal property of a Development Opportunity.
(2)Manager shall cooperate with Owner in any proceedings instituted by Owner (or any applicable Owning Entity) contesting or appealing the assessed valuation of the real or personal property of a Development Opportunity.
(3)Manager shall be responsible for payment, from the appropriate Development Accounts, of property taxes, betterment assessments and similar governmental charges due with respect to each Development Opportunity.

Section 2.7.    Budgets for Development Opportunities.
In conjunction with the acquisition or pursuit of each new Development Opportunity (including with respect to a Regional Center), Manager may prepare and submit to Owner (if the same is not a part of a Regional Center Budget) for Owner's approval a development budget for such Development Opportunity (a “Specific Development Budget”), which shall reflect with such specificity as may reasonably be requested by Owner an estimate of the proposed costs, expenses and revenues (if any), and the proposed sources of funding, with respect to the development of such Development Opportunity (including, without limitation, the estimated expenses and revenues associated with the ownership, operation and maintenance of the Development Opportunity during the development process). Manager shall revise and update all approved Specific Development Budgets for the Development Opportunities as necessary or appropriate and upon the reasonable request of Owner. Such revised and updated Specific Development Budgets shall be submitted to Owner for Owner's approval.

Section 2.8.    Expenditure of Funds.
(1)Manager shall have the right and authority to expend and disburse funds of, and, subject to the express limitations set forth in this Agreement, incur obligations on behalf of, Owner and/or the applicable Owning Entity(ies) (including, without limitation, to expend and disburse the proceeds from financing or other sources of funding obtained by Owner or the applicable Owning Entity(ies)) in connection with the Development Opportunities, provided that such expenditures and disbursements and obligations are expressly contemplated under the then-current and approved Annual Development Budget or applicable Specific Development Budget or applicable Regional Center Budget. Except as otherwise provided below in this Section 2.8, without Owner's approval, Manager shall have no right or obligation to render or authorize others to render Development Services which would involve the expenditure or disbursement of Owner's (or the applicable Owning Entity's(les,) funds other than as expressly contemplated under the then-current and approved Annual Development Budget or applicable Specific Development Budget or applicable Regional

Center Budget, even if such Development Services would otherwise be required of Manager pursuant to this Article II.
(2)Manager shall have the authority, on behalf of Owner and/or the applicable Owning Entity(ies), to expend and disburse funds of, and, subject to the express limitations set forth in this Agreement, incur obligations on behalf of, Owner and/or the applicable Owning Entity(ies) (including, without limitation, to expend and disburse the proceeds from financing or other sources of funding) for unbudgeted items and/or cost overruns which, in Manager's reasonable opinion, are (1) for the preservation and safety of or with respect to any Development Opportunity or (ii) to avoid the suspension of any necessary service to or of any Development Opportunity or (iii) to avoid danger to life or property. Manager shall inform Owner as soon as reasonably possible of any such emergency expenditure.

Section 2.9.    Reports.
Manager shall furnish Owner with such progress and other reports and statements concerning the development of each Development Opportunity as reasonably requested by Owner such reports and statements to include, at a minimum, the following information on a quarterly basis: (i) a budget variance report, (ii) a statement of sources and uses, and (iii) a narrative status report.

Section 2.10.    Conversion to Regional Centers.
At such time as (i) a regional retail shopping center has been constructed on land which is the subject of a Development Opportunity, (ii) some portion of the enclosed mall portion of such regional retail shopping center is open for business to the public generally, and (iii) with respect to an expansion, renovation, redevelopment, rehabilitation, or other major capital ' expenditure program of a Regional Center that, pursuant to the provisions hereof, is considered a Development Opportunity, when such program has, in the reasonable opinion of Manager, been substantially completed, then, except with respect to the completion of performance under construction contracts (including "punch list" items), and of other Development Services remaining to be provided, the Development Opportunity shall thereafter be deemed and considered to be a Regional

Center, for the purposes of this Agreement, and Manager shall perform Management Services with respect to such Regional Center pursuant to Article Ill below.

Section 2.11.    Property Services Agreements.
(1)With respect to each Development Opportunity that is owned by an Owning Entity with Outside Partner(s), Manager agrees that it will offer to provide Development Services to such Owning Entity pursuant to a separate Property Services Agreement, provided that the same substantially follows the terms of this Agreement with respect to Development Services or can otherwise be negotiated so as to be acceptable in form and substance to Manager, Owner and (if the governing documents of the Owning Entity so provide) the Outside Partner(s). if and to the extent that Manager has previously entered into any Property Services Agreements with any such Owning Entity, then the terms and provisions of this Agreement shall not be immediately applicable with respect to such Owning Entity and its Development Opportunity, it being the intention of both Owner and Manager that the terms and provisions of this Agreement shall neither expand nor reduce the rights and obligations of Manager, Owner or the subject Owning Entity, as they are set forth in the existing applicable Property Services Agreements. If, however, any of the subject Property Services Agreements expires or is terminated, or is otherwise to be amended, then the provisions hereof shall be taken into account as guidelines in connection with the negotiation of any new Property Services Agreement(s) for that Owning Entity and/or its Development Opportunity.
(2)With respect to each Development Opportunity that is owned by an Owning Entity that does not have any Outside Partners, then the provisions hereof shall be applicable as of the date hereof, regardless of whether or not there are any Property Services Agreements in effect with respect to such Owning Entity and/or its Development Opportunity (and any such Property Services Agreements shall be deemed to be amended by virtue of the provisions of this Agreement). Owner, as the Person in Control of such Owning Entity, shall cause the subject Owning Entity to enter into such additional agreements with Manager as may be necessary or appropriate, in order to confirm or effectuate the foregoing.

ARTICLE III
ENGAGEMENT, AUTHORITY AND OBUGATIONS OF MANAGER
WITH RESPECT TO REGIONAL CENTERS

Section 3.1.    Engagement of Manager.
(1)Owner hereby engages Manager, and Manager hereby agrees to serve, as the sole and exclusive manager and agent for each Regional Center.
(2)Subject to the provisions of this Agreement, Owner hereby grants Manager the power and authority for Manager to carry out its duties and obligations under this Article III, as exclusive agent and representative of Owner (and the Owning Entities, if applicable).
(3)All actions, undertakings and performances by Manager pursuant to this Article III shall be at Owner's sole cost and expense, except as provided in Section 8.4(2) hereof.
(4)All services to be rendered by Manager pursuant to this Article III shall be referred to in this Agreement as “Management Services.”

Section 3.2    General Duties.
(1)Subject to the limitations set forth in this Article III, Manager shall be responsible for the management and leasing of each Regional Center as a first-class retail center.
(2)Manager shall be responsible for the hiring, training and supervision of personnel at each Regional Center.
(3)Manager shall comply with all applicable laws, regulations and collective bargain-ing agreements, if any.
(4)With respect to each Regional Center, Manager shall prepare and submit to Owner for Owner's approval, on or before December 1st of each year during the term hereof for the calendar year beginning on the next following January 1st, under and in accordance with such guidelines as Owner shall from time to time choose to establish: A report containing details on the status of current and projected leasing; tenant turnover; the leasing form to be used, or changes in the leasing form then used, in connection with such

Regional Center; a commentary on the physical condition of the Regional Center, including any deferred maintenance items; market statistics as may be reasonably available; and plans for the management of each Regional Center, and such other information as Owner shall reasonably have requested. All of the foregoing information, together with the budgets approved pursuant to Sections 3.8 and 6,4 below, shall, upon approval thereof by Owner, become the “Annual Business and Leasing Plan”.
Manager shall revise and update the Annual Business and Leasing Plan as necessary or appropriate and upon the reasonable request of Owner. Such revised and updated Annual Business and Leasing Plans shall be submitted to Owner for Owner's approval.

Section 3.3.    Leasing Services.
(1)Manager shall solicit tenants and negotiate leases (the "Leases") including, without limitation, all Lease renewals, extensions and modifications for space at each Regional Center, in conformity with the Annual Business and Leasing Plan.
(2)To the extent Manager deems necessary, Manager is authorized to employ the services of outside real estate brokers.
(3)Manager shall have the authority to execute, on behalf of Owner (or the Owning Entities, as applicable), Leases, including renewals, extensions and modifications, which are not materially inconsistent with the Annual Business and Leasing Plan, provided, however, that Manager shall have received Owner Approval with respect to any lease in excess of 25,000 square feet, or in excess of 15,000 square feet and having a term in excess of fifteen (15) years (including options).
(4)Manager shall solicit tenants and purchasers, and shall negotiate Leases, purchase agreements, and other disposition documents, with respect to the Peripheral Property. Manager is authorized to employ the services of outside real estate brokers for the Peripheral Property, to the extent Manager deems necessary. Without Owner's approval, Manager shall not execute any Leases, purchase agreements, or other disposition documents described in this Section 3.3(4), or make binding commitments with respect thereto, on behalf of Owner or the applicable Owning Entity except for Leases, commitments or documents that are consistent with an approved Peripheral Property plan.
Section 3.4    Maintenance. Repairs and Alterations.
(1)Manager shall arrange for the maintenance, repair and alteration of the improve-ments comprising a Regional Center in order to maintain the improvements in a safe, sound, attractive and rentable condition.
(2)Manager shall not make or incur, without Owner's approval, expenditures for the maintenance, repair, or alteration of a Regional Center over the amount therefor set forth in the then-current and approved Regional Center Budget with respect to each Regional Center, or as set forth in the then-current and approved Annual Operating Budget except for (i) expenditures reimbursable to Owner (or the applicable Owning Entity) by tenants of a Regional Center and (ii) expenditures for emergency repairs to a Regional Center which, in Manager's reasonable opinion, are required for the preservation and safety of the Regional Center or to avoid the suspension of any service to or of the Regional Center, or to avoid danger to life or property at or about the Regional Center. Manager shall inform Owner as soon as reasonably possible of any such emergency expenditure.
(3)At the request of Owner, Manager shall arrange for and/or supervise all reconstruction, repair or renovation of improvements to each Regional Center. Major reconstruction, repair or renovation shall mean work involving an estimated cost, with respect to a Regional Center, in excess of One Million Dollars ($1,000,000), which amount shall be increased each calendar year (after the First Fiscal Year) by six percent (6%); any such major reconstruction, repair, renovation or other major capital expenditure program which involves an increase in the size or a change in the configuration of the Regional Center shall be considered a Development Opportunity and the provisions of Article II hereof shall apply to such Development Opportunity.

Section 3.5.    Utility Services.
Subject to the limitations set forth in this Article III, Manager shall arrange for, and may enter into on behalf and in the name of Owner and of the applicable Owning Entity, such contracts for electricity, gas, fuel, water, telephone, rubbish removal and other utility services as Manager shall deem advisable for each Regional Center.

Section 3.6.    Billings and Collections.
(1)Manager shall bill and collect, for the account of Owner or the applicable Owning Entity, all minimum and percentage rents, utility charges, common area charges, insurance charges, real estate and personal property tax and assessment charges, and any and all other charges and/or income accruing to Owner or the applicable Owning Entity from each Regional Center during the term of this Agreement.
(2)Manager shall, on behalf of Owner or the applicable Owning Entity, utilize such collection procedures as it deems appropriate to collect any past due rents or other charges or income with respect to each Regional Center.
(3)Manager shall cooperate with Owner in any proceedings instituted by Owner or the applicable Owning Entity to recover monies due Owner or the applicable Owning Entity with respect to a Regional Center or to recover possession of any portion of a Regional Center, all such proceedings to be at Owner's expense.

Section 3.7.    Operating Accounts.
(1)All monies collected or received by Manager with respect to a Regional Center shall be deposited into a separate bank account or accounts (collectively, the “Operating Accounts”) for such Regional Center, in a bank or banks satisfactory to Owner or the applicable Owning Entity. The Operating Accounts for each Regional Center shall be used solely for funds collected or withdrawn pursuant to this Agreement. Such monies shall not be commingled with Managers or Owner's own funds.

(2)Funds may be withdrawn from the Operating Accounts only for the benefit of Owner or the applicable Owning Entity, and otherwise for purposes authorized under this Agreement. Funds shall not be withdrawn to the order or benefit of Manager, except as provided in this. Agreement.
(3)Manager is hereby authorized, and shall have the right from time to time, to designate those employees of Manager who, in addition to any designees of Owner, will be authorized signatories for the Operating Accounts.
(4)Owner shall provide (or cause to be provided) all funds required by Manager (i) to perform Managers obligations hereunder and (ii) for the timely payment of all costs and expenses incurred for each Regional Center if the funds collected or received by Manager are not sufficient to pay such costs and expenses as and when due. Manager shall not be obligated to make any advance for the account of Owner or to pay any sums except out of funds in the applicable Operating Account, nor shall Manager be obligated to incur any liability or obligation for the account of Owner without assurance satisfactory to Manager that the necessary funds for the discharge of such liability or obligation will be provided.
(5)Manager shall remit to Owner or the applicable Owning Entity from time to time such portion of the cash balance in the Operating Accounts for each Regional Center as Owner determines not to be required for the operation of such Regional Center.
(6)The books and records relating to each Regional Center shall be kept and main-tained by Manager at its principal office in Bloomfield Hills, Michigan, or such other location as Manager may designate in writing and Owner may approve. Owner, or its duly authorized agent, shall have the right to examine such books and records at any time during normal business hours upon reasonable prior notice.

Section 3.8.    Budgets for Regional Centers.
Manager shall prepare annual operating budgets for each of the Regional Centers (each, a “Regional Center Budget”). Each such Regional Center Budget shall reflect a reasonable estimate of the proposed expenses to be incurred and revenues to be realized (including any financing) in connection with the operation of each Regional Center during the subject fiscal year, including as appropriate and to the extent not provided in a Specific Development Budget, expenses for redevelopment, expansion, renovation, reconstruction or other major capital expenditures and plans (including the sources for financing such major capital expenditures) and shall include such additional information and such detail as may reasonably be requested by Owner. All such Regional Center Budgets shall be subject to the approval of Owner (and the appropriate Owning Entity, if applicable). Manager shall revise and update all approved Regional Center Budgets for the Regional Centers, on a semi-annual basis and otherwise as necessary or appropriate or as reasonably requested by Owner. Such revised and updated Regional Center Budgets shall be submitted to Owner for Owner's approval.

Section 3.9.    Expenditure of Funds.
(1)Manager shall have the right and authority to expend and disburse funds of, and, subject to the express limitations otherwise set forth in this Agreement, incur obligations on behalf of, Owner and/or the applicable Owning Entity(ies) (including, without limitation, to expend and disburse the proceeds from financing or other sources of funding obtained by Owner or the applicable Owning Entity(ies) in connection with the Regional Centers and the Management Services to be performed under this Article III, provided that such expenditures, disbursements and obligations are expressly contemplated under the then-current and approved Annual Operating Budget or applicable Regional Center Budget. Except as otherwise provided below in this Section 3.9, without Owner's approval, Manager shall have no right or obligation to render Management Services which would involve the expenditure or disbursement of Owner's or the applicable Owning Entity(ies) funds other than as contemplated under the then-current and approved Annual Operating Budget or applicable Regional Center Budget, even if such Management Services would otherwise be required of Manager pursuant to this Article III.
(2)Manager shall have the authority, on behalf of Owner and/or the applicable Owning Entity(les), to expend and disburse funds of, and, subject to the express limitations otherwise set forth in this Agreement, incur obligations on behalf of, Owner and/or the applicable Owning Entity(ies) (including, without limitation, to expend and disburse the proceeds from financing or other sources of funding) for unbudgeted items and/

or cost overruns which, in Managers reasonable opinion, are (i) for the preservation and safety of or with respect to any Regional Center or (ii) to avoid the suspension of any service to or of any Regional Center or (iii) to avoid danger to life or property at or about the Regional Center. Manager shall inform Owner as soon as reasonably possible of any such emergency expenditure.

Section 3.10.    Reports.
Manager shall furnish Owner with the following statements concerning the operation of each Regional Center:
(a)Within thirty (30) Days after the end of each calendar month (except for the month of January), a statement which compares the results of operations to the applicable Regional Center Budget, and to the Annual Business and Leasing Plan, a schedule of disbursements, a schedule of delinquencies, a schedule of any significant variances from the Annual Business and Leasing Plan, a report of tenant sales, a report of leasing activity, a summary statement of sources and uses of funds and a budget variance report;
(b)Not less than thirty (30) Days prior to the beginning of each calendar year, a proposed Regional Center Budget and a cash flow projection with respect to each Regional Center for the next succeeding calendar year;
(c)Within ninety (90) Days after the expiration of each calendar year, statements of the operations with respect to each Regional Center for the preceding calendar year, audited by Deloitte & Touche or such other independent certified public accountant that is designated by Manager and approved by Owner; and
(d)Such other reports and statements as may reasonably be requested by Owner.

Section 3.11.    Taxes.
(1)At Owner's request, Manager shall review or cause to be reviewed the tax assessments imposed by any governmental authority against the real or personal property of a Regional Center.
(2)Manager shall cooperate with Owner in any proceedings instituted by Owner (or any applicable Owning Entity) contesting or appealing the assessed valuation of the real or personal property of a Regional Center.

(3)Manager shall be responsible for payment, from the appropriate Operating Accounts, of property taxes, betterment assessments and similar governmental charges due with respect to each Regional Center.

Section 3.12    Environmental Matters.
Manager shall assist Owner (and the applicable Owning Entities) in connection with matters relating to compliance with environmental laws, rules, statutes, regulations and orders, in and about the Regional Centers. In addition, Manager shall maintain for the Regional Centers an operations and maintenance program with respect to such environmental matters as to which Manager and Owner shall agree.

Section 3.13.    Special Services.
Manager shall, at the request of Owner, provide services not normally associated with the day-to-day management of a Regional Center, but which may be requested by Owner and which Manager has the ability to perform (“Special Services”). Owner and Manager hereby agree that Special Services shall include, but are not limited to, services that are rendered in connection with the following:

(a)Obtaining any financing, refinancing or additional financing (other than any financing associated with the acquisition of an Other Retail Property and included as a part of Acquisition Services);

(b)Preparation for and/or participation in hearings and/or litigation matters that are not the result of any act on the part of Managers indemnified Parties for which Owner is indemnified by Manager hereunder;

(c)Major reconstruction, repair or renovation (as described in Section 3.4(3) hereof) which is not considered to be a Development Opportunity, it being agreed that the services to be provided with respect to the expansion or redevelopment of a Regional Center which is considered to be a Development Opportunity shall be the Development Services to be rendered pursuant to Article II hereof, and the provisions of Article II hereof shall apply with respect to such expansion or redevelopment;

(d)Provision of reports, information and services, other than as specifically required under this Agreement and other than, as may be routinely provided by Manager to Owner and other than as shall have been prepared not at the request of Owner, to Owner or Third Parties designated by Owner; and

(e)Sale, exchange or transfer of a Property or all or any portion of a Property Interest (including matters relating to the sale, exchange or other disposition of an interest in a Regional Center or in an Owning Entity by an Outside Partner).

Notwithstanding the foregoing, Manager shall have no right or obligation to render Special Services unless the costs and expenses associated with the same (including, without limitation, Manager's Compensation) are contemplated under the then-current and approved Annual Operating Budget or applicable Regional Center Budget, or are otherwise approved by Owner.

Section 3.14.    Property Services Agreements.
(1)With respect to each Regional Center that is owned by an Owning Entity with Outside Partner(s), Manager agrees that it will offer to perform Management Services for such Owning Entity pursuant to a separate Property Services Agreement, provided that the same substantially follows the terms of this Agreement with respect to Management Services or can otherwise be negotiated so as to be acceptable in form and substance to Manager, Owner and (if the governing documents of the Owning Entity so provide) the Outside Partner(s). If and to the extent that Manager has previously entered into any Property Services Agreements with any such Owning Entity, then the terms and provisions of this Agreement shall not be immediately applicable with respect to such Owning Entity and its Regional Center, it being the intention of both Owner and Manager that the terms and provisions of this Agreement shall neither expand nor reduce the rights and obligations of Manager, Owner or the subject Owning Entity, as they are set forth in the applicable Property Services Agreements. If, however, any of the subject Property Services Agreements expires or is terminated, or is otherwise to be amended, then the provisions hereof shall be taken into account as guidelines in connection with the negotiation of any new Property Services Agreement(s) for that Owning Entity and/or its Regional Center.
(2)With respect to each Regional Center that is owned by an Owning Entity that does not have any Outside Partners, then the provisions hereof shall be applicable as of the date hereof, regardless of whether or not there are any Property Services Agreements in effect with respect to such Owning Entity and/or its Regional Center (and any such Property Services Agreements shall be deemed to be amended by virtue of the provisions of this Agreement). Owner, as the Person in Control of each such Owning Entity, shall cause the subject Owning Entity to enter into such additional agreements with Manager as may be necessary or appropriate, in order to confirm or effectuate the foregoing.
ARTICLE IV
ENGAGEMENT, AUTHORITY AND OBLIGATIONS OF MANAGER
FOR ACQUISITION SERVICES

Section 4.1.    Engagement of Manager.
(1)Owner hereby engages Manager as its sole and exclusive manager and agent to provide the services described in this Article IV. Manager hereby agrees to provide such services to Owner, as set forth in this Article IV.
(2)Subject to the provisions of this Agreement, Owner hereby grants Manager the power and authority for Manager to carry out its duties and obligations under this Article IV, as exclusive agent and representative of Owner.
(3)All actions, undertakings and performances by Manager pursuant to this Article IV shall be at Owner's sole cost and expense, except as provided in Section 8.4(2) hereof.
(4)All services to be rendered by Manager pursuant to this Article IV shall be referred to in this Agreement as “Acquisition Services.”
(5)Except as set forth in Section 4.3(2) hereof, without Owner's approval, Manager shall not take any action or perform any services (even if such services are otherwise described in this Article IV) or make any commitments on behalf of Owner, as contemplated by this Article IV or elsewhere in this Agreement with respect to Acquisition Services, that are not within the budgetary constraints set forth in or contemplated by the then-current and approved Annual Operating Budget.
(6)Subject to the limitations set forth in Sections 4.1(5), 4.2(2) and 4.3 hereof, Manager, on behalf of Owner, shall perform, or cause to be performed by Third Parties, and manage and act as Owner's agent arid representative with respect to, all services in connection with identifying, evaluating, proposing for acquisition and acquiring Other Retail Properties (and interests therein). In particular, but without limiting the generality of the foregoing, Manager, or any Third Parties engaged by Manager, shall perform the following services (subject to the limitations set forth in Sections 4.1(5), 4.2(2) and 4.3 hereof):

(a)Seek out and/or locate real properties (and interests therein) to be considered for acquisition (“Acquisition Opportunities”) and obtain reports and perform studies, investigations and financial and other analyses relative to the same;

(b)Administer and manage all options and other rights of Owner to acquire Acquisition Opportunities;

(c)Perform or cause to be performed such environmental audits or assessments as are reasonable and customary in connection with the acquisition of interests in real properties, in any event prior to the acquisition by Owner (directly or indirectly) of title to or a leasehold interest in real property; assist Owner in the evaluation of the environmental risks and liabilities associated with each proposed Acquisition Opportunity; administer and manage the performance of any environmental work requested by Owner; and render advice and make recommendations to Owner as to compliance with applicable environmental laws, rules, regulations, statutes and orders affecting Acquisition Opportunities;

(d)Identify, to the extent reasonably practicable, any consents or approvals that may be necessary for the acquisition of an Acquisition Opportunity; prepare and negotiate applications and documents with respect to the same; and represent Owner in connection with the securing of the same;

(e)Evaluate the construction, engineering and other structural features (including a physical inspection) of any Acquisition Opportunity;

(f)Assist Owner in the evaluation and obtaining of financing or other funding for the acquisition, and negotiate (and, with Owner's approval, execute agreements and make binding commitments, on behalf of Owner) for and otherwise assist Owner in securing such financing or funding;

(g)Manage and administer the services provided by Third Parties, and function as Owner's agent and representative with respect to Owner's rights and obligations under any agreements with any such Third Parties;

(h)Monitor and assist in the preparation, review, evaluation, analysis and performance of all due diligence activity pertaining to Acquisition Opportunities;

(i)Negotiate purchase and other agreements and binding commitments, ancillary or otherwise, to effect and complete the acquisition of an Acquisition Opportunity approved by Owner, provided, however, no such documents shall be executed nor shalt any binding commitments be made unless the terms, provisions and conditions of such document or binding commitment are within the Parameters of Acquisition;

(j)Perform such other services with respect to Acquisition Opportunities as are contemplated in this Agreement, or as may otherwise be agreed upon by Owner and Manager from time to time and which are customarily performed as part of the acquisition process; and

(k)Perform such other services with respect to an Acquisition Opportunity in respect of the expansion, renovation or redevelopment of same, as provided in Section 2.2 hereof.

Section 4.2.    Duties With Respect to Proposed Acquisitions.
(1)Manager from time to time shall prepare and deliver to Owner, for its review and approval, proposals for the acquisition of one or more Acquisition Opportunities (or interests therein), which proposals shall (i) propose the Parameters of Acquisition (defined below) for such Acquisition Opportunity(ies), and (ii) identify and establish (a) how and to what extent such Acquisition Opportunity(ies) satisfy Owner's objectives or requirements, (b) the considerations and criteria examined and/or to be examined in connection with the assessment and analysis of such Acquisition Opportunity(ies), (c) valuations (including the assumptions used in arriving at such valuations) and proposed methods and ranges of consideration to be paid for such Acquisition Opportunity(ies), (d) proposed sources of funding the consideration for such Acquisition Opportunity(ies) and (e) the plan for achieving the optimum value for such Acquisition Opportunity(ies) (including, if appropriate, a Specific Development Budget). “Parameters of Acquisition” means the terms and provisions (or a range thereof), and such other matters, requirements or restrictions imposed by Owner as a condition to the authority granted to Manager to effect the acquisition of an Acquisition Opportunity.
(2)Although it shall be Manager's responsibility to seek out and/or locate Acquisition Opportunities for Owner, and to perform studies, investigations and analyses relative to the same, Owner shall have the sole right to determine whether or not a particular Acquisition Opportunity shall be acquired by Owner, and Manager shall only assist and advise Owner in connection with that decision. At such time as an acquisition has been approved by Owner, Manager shall be responsible for implementing the same, for and on behalf of Owner, in accordance with the Parameters of Acquisition. Manager shall negotiate purchase agreements, option agreements, and other documents relative to the acquisition of Acquisition Opportunities (or interests therein) for and on behalf of Owner and in accordance with the Parameters of Acquisition.

(3)Upon the acquisition of an Acquisition Opportunity, such acquired Property shall thereafter be deemed and considered to be a Regional Center for the purposes of this Agreement.

Section 4.3.    Expenditure of Funds.
(1)Manager shall have the right and authority to expend and disburse funds of, and, subject to the express limitations otherwise set forth in this Agreement, incur obligations on behalf of, Owner (including, without limitation, to expend and disburse the proceeds from financing or other sources of funding obtained by Owner) in connection with the Acquisition Opportunities, provided that such expenditures and disbursements and obligations are expressly contemplated under the then-current and approved Annual Operating Budget or applicable Parameters of Acquisition or, as applicable, Specific Development Budget. Except as otherwise provided below in this Section 4.3, without Owner's approval, Manager shall have no right or obligation to render Acquisition Services which would involve the expenditure or disbursement of Owner's funds other than as contemplated under the then-current and approved Annual Operating Budget, applicable Parameters of Acquisition, or, as applicable, Specific Development Budget, even if such Acquisition Services would otherwise be required of Manager pursuant to this Article IV.
(2)Notwithstanding the foregoing, Manager shall have the authority, on behalf of Owner, to expend and disburse funds of, and incur obligations on behalf of, Owner (including without limitation, to expend and disburse the proceeds from financing or other sources of funding) for unbudgeted items relating to Acquisition Opportunities provided that, without Owners approval, all such unbudgeted expenditures shall not exceed in any year Two Hundred Fifty Thousand Dollars ($250,000), which amount shall be increased each year by six percent (6%).

ARTICLE V
ENGAGEMENT, AUTHORITY AND OBLIGATIONS OF MANAGER
FOR ADMINISTRATIVE SERVICES

Section 5.1.    Engagement of Manager.
(1)Owner hereby engages Manager on a sole and exclusive basis to provide the administrative services described in this Article V with respect to Owner. Manager hereby agrees to provide such services to Owner, as set forth in this Article V.
(2)Subject to the provisions of this Agreement, Owner hereby grants Manager the power and authority for Manager to carry out its duties and obligations under this Article V.
(3)All actions, undertakings and performances by Manager pursuant to this Article V shall be at Owner's sole cost and expense, except as provided in Section 8.4(2) hereof.
(4)All services to be rendered by Manager pursuant to this Article V shall be referred to in this Agreement as “Administrative Services”.

Section 5.2.    General Duties.
Subject to the limitations set forth in this Article V, Manager shall be responsible for providing (or causing to be provided) general administrative and advisory services to Owner, which relate to the ongoing operations and management of Owner as a business entity (as distinguished from the services to be rendered by Manager under this Agreement in connection with Owner's position as the holder of Beneficial Interests in Properties and in Owning Entities). In particular, but without limiting the generality of the foregoing, Manager, or any Third Parties engaged by Manager, shall:

(a)Assist Owner in connection with policy and investment decisions to be made by Owner; furnish reports to Owner; and provide research, economic and statistical data in connection with Owner's investments;

(b)Administer the day-to-day operations of Owner and perform or supervise the various administrative functions reasonably necessary for the management of Owner;

(c)Assist Owner with respect to, and execute and administer all of the obligations of Owner to its constituent partners (including distributions) as provided in the Partnership Agreement of Owner;

(d)Investigate, select, and conduct business with Third Parties, including Affiliates of Manager, and, on behalf of Owner and with Owner's approval, engage Third Parties, including Affiliates of Manager;

(e)Act as attorney-in-fact or agent, as directed by Owner, or subject to such discretionary powers as Owner may from time to time delegate, or pursuant to policies established by Owner: in acquiring and disposing of and managing Owner's investments, in disbursing and collecting funds of Owner, in paying the debts and fulfilling the obligations of Owner, including the obligations of Owner pursuant to the Partnership Agreement of Owner and Property Services Agreements and in handling, prosecuting, and settling any claims of Owner;

(f)Negotiate on behalf of Owner with banks or other lenders for loans to be made to Owner with Owner's approval, and negotiate on behalf of Owner with investment banking firms and broker-dealers to obtain, with Owner's approval, loans for Owner, but in no event in such a way so that Manager shall be acting as broker-dealer or underwriter, and provided further, that any fees and costs incurred by Manager in connection with the foregoing shall be the responsibility of Owner;

(g)At any time reasonably requested by Owner (but not more frequently than monthly), make reports of its performance of services to Owner;

(h)Counsel Owner in connection with policy decisions to be made by Owner;

(i)Assist Owner with respect to public relations;

(j)Provide the executive and administrative personnel, office space and services required in rendering the foregoing services to Owner;

(k)Furnish Owner and the constituent partners of Owner (and other Persons, at the direction of Owner) with such reports, estimates and projections (including tax and other estimates and projections, including those relating to the constituent partners of Owner) as agreed to by Manager and Owner, including (i) advising the Managing General Partner of Owner and the Partnership Committee of Owner, not less than seven (7) Days prior to the next regular meeting of the Partnership Committee of Owner, of the Additional Required Amount with respect to any capital gain transaction of Owner that shall have been closed for federal income tax purposes after the last regular meeting of the Partnership Committee of Owner, but prior to the time of such Additional Required Amount Notice (for this purpose, any Additional Required Amount with respect to a capital gain transaction that shall have closed for federal income tax purposes during the period commencing on the date of the Additional Required Amount Notice and prior to the next regular meeting of the Partnership Committee of Owner shall be deemed to have closed on the Day immediately following such Partnership Committee meeting), (ii) after a TREIT Information Notice in respect of a Minimum Distribution Amount Adjustment, not later than December 1 of each fiscal year of Owner, advising the Managing General Partner of Owner and the Partnership Committee of Owner, of the Minimum Distribution Amount Adjustment for such fiscal year of Owner, (iii) after a TREIT Information Notice in respect of a Tax Adjustment Amount, advising the Managing General Partner of Owner and the Partnership Committee of Owner, not less than ten (10) Days prior to the first regular meeting of the Partnership Committee of Owner (but in any event not less than ten (10) Days prior to TREIT's first regular dividend date), of the Tax Adjustment Amount for such fiscal year of Owner and (iv) after a TREIT Information Notice in respect of TREIT's obligation to declare and pay a deficiency dividend pursuant to Section 860(0(1) of the Code as a result of a determination (as defined in Section 860(e) of the Code), advising the Managing General Partner of Owner and the Partnership Committee of Owner of the Deficiency Dividend for such fiscal year of Owner (as such capitalized terms are defined in the Partnership Agreement of Owner);

(l)Furnish Owner and constituent partners of Owner, as necessary, with such reports, data and information required to be filed by Owner or such constituent partner or partners of Owner for securities or tax purposes, including all that shall be required of Owner to be provided to one or more of its constituent partners pursuant to the Partnership Agreement of Owner, and all other reports, data and information required of Owner under the Partnership Agreement of Owner; and

(m)Perform such other services as may be required from time to time for the management and administration of Owner.

Section 5.3.    Bank Accounts.
Manager shall establish and maintain one or more bank accounts in the name of Owner and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of Owner, under such terms and conditions as Owner may approve. Such monies shall not be commingled with Manager's own funds. Monies shall not be withdrawn from any such account to the order or benefit of Manager, except as otherwise provided in this Agreement or as may otherwise be approved by Owner. Manager shall from time to time render appropriate accounts with respect to such bank account(s) to Owner and to the auditors of Owner.
ARTICLE VI
SPECIAL PROVISIONS REGARDING MANAGER'S SERVICES

Section 6.1.    Engagement of Third Parties.
Under and in accordance with such guidelines as Owner shall from time to time choose to establish, Manager shall have the right and authority, on behalf of Owner, to engage and conduct business with, such architects, engineers, experts, consultants, technical advisors, investment advisors, attorneys, accountants, contractors, materialmen, design professionals and other third parties (collectively “Third Parties”) as Manager may determine to be necessary or desirable in connection with the Properties and/or the provision of the services contemplated under this Agreement. Under and in accordance with such guidelines as Owner shall from time to time choose to establish, Manager shall negotiate and enter into, on behalf of Owner, any agreements with such Third Parties. Each Third Party selected and engaged by Manager shall be deemed to be an independent contractor of Owner, with the authority to act as agent of Owner only if and to the limited extent provided in such Third Party's agreement with Owner and/or Manager (as agent of Owner). Any Third Party engaged by Manager pursuant to this Section 6.1 may also be an Affiliate of Manager, provided that the terms of engagement of any such Affiliate shall be approved by Owner. All agreements that Manager enters into with any Third Parties shall be deemed to be for the account of Owner. All fees, charges and other amounts that become due and payable under such agreements with Third Parties shall be paid, subject to all applicable defenses, directly by Owner to such Third Parties, and Manager shall have no liability for paying any of the same.

Section 6.2.    Independent Contractor Services.
Notwithstanding anything contained in this Agreement to the contrary, Manager and Owner acknowledge and agree as follows:
(1)Manager shall not perform or provide any services to or for the benefit of Owner and/or any Properties in which Owner owns a Beneficial Interest, if and to the extent that such services are not customarily provided in connection with the management and/or development of assets and interests of a similar class to the Properties in the geographic markets in which the Properties are located.
(2)With respect to those services to be provided by Manager under this Agreement which (as a result of the constituency of Owner) must be furnished or provided by an "independent contractor (including those described in Section 6.2(1) hereof) from whom certain of Owners constituents receive no income (directly or indirectly), pursuant to section 856(d)(2)(C) of the Code (the “Independent Contractor Services”), the following provisions shall be applicable: Without Owner's approval, Manager shall not perform any Independent Contractor Services; rather, Manager shall engage and retain, for and on behalf of Owner, and with Owner's approval, a Person that would qualify as an independent contractor, who may or may not be affiliated with Manager (the “Independent Contractor”), to perform all of the Independent Contractor Services to be performed under this Agreement. The Independent Contractor shall be considered a Third Party for the purposes of this Agreement, so the provisions of Section 6.1 above shall be applicable with respect to the engagement of the Independent Contractor except that, in all cases in which such Independent Contractor is an Affiliate of Manager, the nature of the affiliation and the terms of engagement of such Affiliate shall be disclosed to Owner.

Section 6.3.    Restrictions on Other Activities.
(1)For as long as this Agreement remains in effect, Manager shall not engage in any activities or perform any services that are not for the benefit of Owner, without Owner's prior approval. Owner hereby approves Manager providing (a) construction, architectural or other work or services for any tenants of a (anticipated) Regional Center, and (b) administrative, shareholder and other corporate services for Taubman Centers, Inc., one of the constituent partners of Owner pursuant to the Corporate Services Agreement attached hereto as Exhibit A, provided that, in each case, Manager is reasonably compensated for such work or services by Persons other than Owner.
(2)Owner agrees that it will approve any work, services or activities that Manager desires to perform that is not for the benefit of Owner, but that is tor the benefit of AAT Affiliates, provided that (i) Manager receives adequate compensation from Persons other than Owner for such services and activities, and (ii) such services and activities do not represent during any calendar year more than fifteen percent (15%) of the total of all of the services and activities performed or provided by Manager (measured on the basis of Manager's revenues and the sources of such revenues for such calendar year, determined on an accrual basis) and (iii) such services and activities do not adversely affect the Manager's ability to perform its duties hereunder. Manager shall provide reports to Owner, on a regular but no more often than quarterly basis, of Manager's activities described in this Section 6.3(2).
(3)In the event that Manager desires to provide Development Services or Management Services in respect of an Other Retail Property in which Owner has no direct or indirect Beneficial Interest, then the following provisions shall be applicable:

(a)Manager shall not provide any such services in respect of the subject Other Retail Property without Owner's approval, which may be withheld for any reason whatsoever (including,

without limitation, because the provision of such services by Manager would result in certain of Owner's constituents being subjected to certain adverse tax consequences);

(b)If and to the extent that the monetary compensation that Manager receives for the provision of services to the subject Other Retail Property exceeds the commercially reasonable value of the services so provided, then the excess monetary consideration received by Manager shall be paid over to Owner; and

(c)If and to the extent that Manager obtains an equity interest in an Other Retail Property as all or part of its compensation for providing services with respect to the Other Retail Property, then, at the election of Owner, such equity interest shall inure to Owner (and Manager shall assign the same to Owner); provided, however, that if such equity interest is offered to Manager in lieu of all or part of a commercially reasonable monetary fee for Manager's provision of the subject services and Owner elects to cause the same to be assigned to it, then Owner shall pay Manager, in consideration for the equity interest assigned by Manager to Owner, an amount equal to the difference between a commercially reasonable fee for the services rendered by Manager with respect to the subject Other Retail Property, and any monetary compensation (other than the equity interest) actually received by Manager in consideration for the provision of the subject services.
Pursuant to the provisions of this Section 6.3(3), Owner hereby consents to, and waives its rights to any compensation with respect to, arrangements with respect to Other Retail Property owned, directly or indirectly, in part or entirely by AAT Affiliates on the date of this Agreement and not contributed to Owner prior to or simultaneously with the execution and delivery of the Partnership Agreement of Owner. Nothing herein shall prohibit Owner from receiving its proportionate share of profits and distributions of the Manager as the limited partner of Manager.

Section 6.4.    Annual Budget.
As part of the services to be provided by Manager to Owner under Articles II, III, IV and V above, Manager shall prepare and submit to Owner, prior to the beginning of each fiscal year of Owner, for Owner's review and approval, an annual development budget (the “Annual Development Budget”) and an annual operating budget (the “Annual Operating Budget”) for Owner. Taken together, the Annual Development Budget and the Annual Operating Budget (collectively referred to as the “Annual Budget”) shall reflect a reasonable estimate of all revenues (including anticipated borrowings) and expenses and expenditures which Owner may reasonably expect to receive, incur and pay out for the subject fiscal year, and a schedule of anticipated distributions (covering both the amount and the timing of such distributions) to the constituent partners of Owner for the subject fiscal year. The Annual Operating Budget shall include an estimate of

Owner's expenses and revenues that are unrelated to the Properties, Owner's Property Interests, and the Owning Entities, (including, without limitation, the costs and expenses of providing, and associated with, the Administrative Services provided by Manager pursuant to this Agreement), shall disclose all payments to AAT Affiliates and Manager and its Affiliates and shall include such other information as Owner may reasonably request. Further, in connection with submission of the Annual Budget, Manager shall also propose and submit to Owner, for Owner's review, a 3 year capital expenditure projection, showing Manager's then-current estimates as to the costs of major capital improvements, expansions, and redevelopments at the Regional Centers over the ensuing 3 year period, all to the extent not otherwise provided in a Specific Development Budget.

Section 6.5.    Owner's Funds.
(1)Manager shall maintain at its expense a fidelity bond in an amount not less than that from time to time reasonably requested by Owner (which amount shall, as of the date of this Agreement, be One Million Dollars ($1,000,000)) covering all of Managers employees and officers handling Owner's (and any applicable Owning Entities') funds pursuant to this Agreement.
(2)Manager shall be responsible for losses of funds collected by Manager on Owner's behalf caused by the material breach, gross negligence or willful misconduct of Manager and Managers Indemnified Parties.
ARTICLE VII
INSURANCE AND INDEMNIFICATION
Section 7.1.    Insurance.
(1)Manager shall secure, maintain, and pay for, from the appropriate Bank Accounts, all forms of insurance which are, in Owner's judgment and communicated to Manager, needed to adequately protect Owner and, in Manager's judgment, needed to adequately protect Manager (both of whom shall be named as insured parties under all liability insurance policies) with respect to each Property, all of which insurance shall be written to protect Manager and Owner in the same manner and to the same extent. Copies of all such insurance policies shall be furnished to Manager and Owner.

(2)Manager shall cooperate with Owner with respect to any claim which may arise under any such insurance policies. The prosecution of any such claim shall be at the sole cost and expense of Owner.
(3)Manager shall notify Owner as soon as possible after it receives notice of any material loss, damage or injury and shall take no action which might operate to bar Owner from obtaining any protection afforded by any insurance policy or which might prejudice Owner in its defense to a claim based on such loss, damage or injury.
(4)Owner shall have the exclusive right, at its option, to conduct the defense to any claim, demand or suit within the limits prescribed by insurance policies.
(5)Manager shall maintain original policies and/or certificates of insurance evidencing all insurance coverages required to be carried, and which are furnished, by tenants at a Property, and/or any Third Parties with respect to any Property.

Section 7.2.    Indemnification.
(1)Subject to the provisions of Section 7.3 below, each party hereto shall indemnify and hold the other harmless from and against any and all claims, actions, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising out of or in connection with such party's material breach under the terms of this Agreement or its (or its Indemnified Parties', as defined below) grossly negligent acts or willful misconduct in or about a Property.
(2)Owner shall:

(a)Indemnify and hold harmless Manager, its partners, Affiliates and related entities, and the respective officers, directors, shareholders, partners, employees and agents of Manager and of its partners, Affiliates and related entities (collectively, “Manager's Indemnified Parties”) from and against any and all claims, actions, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) resulting from damage to property or injury to, or death of, Persons from grossly negligent acts or willful misconduct in or about a Property when Manager is carrying out the provisions of this Agreement or acting under the direction of Owner;

(b)Defend or cause to be defended, at no expense to any of Manager's Indemnified Parties, any claims, actions or proceedings brought against any of Manager's Indemnified Parties or any of the Manager's Indemnified Parties and Owner, jointly and severally, arising out of the foregoing; and

(c)Hold Manager's Indemnified Parties harmless from any judgment, loss, damage, or settlement on account thereof.

(3)Subject to the provisions of Section 7.3 below, Manager shall:

(a)Indemnify and hold harmless Owner, its partners, Affiliates and related entities, and the respective officers, directors, shareholders, partners, employees and agents of Owner, and of its partners, Affiliates and related entities (collectively, “Owner's Indemnified Parties”) from and against any and all claims, actions, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) resulting from damage to property or injury to, or death of, Persons in or about a Property caused by the gross negligence or willful misconduct of Manager's indemnified Parties or by Managers material breach of this Agreement;

(b)Defend or cause to be defended, at no expense to any of Owner's Indemnified Parties, any claim, action or proceeding brought against any of Owner's Indemnified Parties and Manager, jointly and severally, arising out of the foregoing; and

(c)Hold Owner's Indemnified Parties harmless from any judgment, loss, damage or settlement on account thereof, but only in each of the aforementioned cases to the extent any such claims, actions, losses, damages, liabilities, costs and expenses are not covered by any insurance policies.
(4)Each Party shall promptly notify the other of any claim asserted against it for which it will seek indemnity. The indemnifying party shall have the right to defend any such claim at its sole cost and expense.
(5)The indemnities contained herein shall survive the termination or expiration of this Agreement.

Section 7.3.    Disclaimer.
(1)Notwithstanding anything contained in this Agreement to the contrary, Manager shall not have any liability to Owner, Owner's Indemnified Parties or any other Person in connection with the performance, non-performance, or negligent performance of any services provided or to be provided by any Third Parties (including, without limitation, general contractors, construction supervisors or other design or construction professionals) with respect to any Development Opportunity and/or the expansion or major reconstruction, repair, renovation or the like of a Regional Center. In particular, but without limiting the generality of the foregoing, Manager shall have no liability whatsoever for (i) the design of any Property, (ii) the construction or completion of any Property (or any aspect thereof) in a timely manner, and/or within the amounts specified in any budget pertaining to the same (or the individual line items thereof), (iii) the quality of construction and other work associated with any Property, (iv) services to be performed by any of the design professionals or other Third Parties for any Property, or (v) the compliance with any laws, rules, regulations, codes or ordinances by any Third Parties providing services or materials with respect to any Property; provided, however, that in each of the foregoing cases, in the event that Manager expressly assumes responsibilities for any of the foregoing, then Manager shall have liability to Owner with respect to the same, but only to the extent of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of duty. Except as otherwise expressly provided above, Owner's sole recourse with respect to design defects, errors or omissions, construction defects, cost overruns, delays or any failure to provide, or error in providing, services for any Property shall be such as may exist against the design professionals or other Third Parties. Similarly, unless Manager expressly assumes such responsibilities, Manager will not have control or charge of, and will not be responsible for, construction means, methods, techniques, sequences and procedures, or materials, or for safety precautions and programs in connection with the work, for the acts or omissions of any Third Parties (including, without limitation, contractors, their subcontractors, or any other Person) performing work with respect to any Property, and Owner's sole recourse with respect thereto shall be such as may exist against such parties.
(2)Manager will have no liability for payment of any fees, charges or other sums that may become due and payable to any Third Parties, whether pursuant to any contracts or agreements between Manager (as agent of Owner) and such Third Parties, or otherwise.
(3)Owner shall indemnify, defend and hold harmless Managers Indemnified Parties from and against any and all claims or liabilities asserted against or incurred by Manager's indemnified Parties as a result of any of the matters described in this Section 7.3. The indemnities contained herein shall survive the termination or expiration of this Agreement.
(4)For purposes of this Section 7.3, the term 'Third Party" shall include a Third Party that is an Affiliate of Manager provided that the terms of engagement of any such Affiliate shall have been approved by Owner.

ARTICLE VIII
COMPENSATION

Section 8.1.    Compensation.
(1)As Manager's compensation for providing all of the Development Services, Management Services, Acquisition Services, and Administrative Services contemplated under this Agreement, Owner shall pay to Manager a fee (“Manager's Compensation”) for each fiscal year (or portion thereof) during which this Agreement is in effect, equal to such amount as will be determined by Owner and Manager for such fiscal year (or portion thereof) and set forth on the Annual Budget for the same. Manager's Compensation, which shall be determined (and set forth in the Annual Budget) as an annual sum, shall be calculated each year so as to be comparable to and consistent with fees and costs (including, without limitation, management fees, leasing commissions, incentive fees, and other such similar fees, and costs and reimbursables) charged by Manager for comparable services to, or required to be paid by, the Owning Entities under all then-existing Property Services Agreements, and will be an amount that will be commercially reasonable. In the event that Manager and Owner are unable to agree upon the amount of Manager's compensation for any fiscal year (i.e., if Manager and Owner are unable to agree upon the Annual Budget for the subject fiscal year), then the principles used in determining Manager's Compensation for the fiscal year in question shall be the same as were used to determine the amount of Manager's Compensation for the immediately preceding fiscal year.
(2)Managers Compensation for each fiscal year shall be paid by Owner to Manager monthly in advance on the first Day of each month, in monthly installments as set forth in the Annual Budget, based on the annual amount of Managers Compensation, as set forth in the Annual Budget for such fiscal year (as such Annual Budget may be revised from time to time).
(3)The basis on which Manager's Compensation is calculated for the First Fiscal Year is included and described in the approved Annual Budget for the First Fiscal Year.

Section 8.2.    Relationship With Property Services Agreements.
Owner and Manager acknowledge and agree that the compensation provisions set forth in this Agreement shall be deemed to be separate and independent of the compensation provisions set forth in any of the Property Services Agreements. Thus, for example, the compensation that Manager receives under any of the Property Services Agreements (or under any other documents or agreements that Manager may enter into with respect to the provision of services or the performance of activities, to the extent permitted hereunder) shall not entitle Owner to any offsets or credits against the amount of the compensation to be paid by it to Manager under this Agreement, nor shall the compensation paid by Owner to Manager under this Agreement be credited against any compensation to which Manager may be entitled under the Property Services Agreements or other documents. To the extent that there are any overlaps between the services to be provided under this Agreement and those to be provided under any Property Services Agreements, the same shall be taken into account in connection with the calculation of Manager's Compensation under this Agreement, so as to insure that Manager is not compensated twice for performing the same services.

Section 8.3.    Compensation for Special Services and Acquisition Services.
Notwithstanding anything contained in this Agreement to the contrary, Manager's obligation to perform Special Services (described in Section 3.13 hereof) or Acquisition Services (described in Article IV hereof) is contingent upon Manager's Compensation being adjusted in order to account for the provision of such Special Services or such Acquisition Services. Accordingly, in the event and to the extent that the then-current Annual Budget does not contemplate the Special Services (as provided in Section 3.13 hereof) or the Acquisition Services (as provided in Article IV hereof) then requested or to be provided by Manager, then Manager shall not be required to perform such Special Services or Acquisition Services until Owner has agreed to compensate Manager on a basis which is consistent with and comparable to fees and costs charged by Manager for such services pursuant to existing Property Services Agreements (it being agreed that Acquisition Services will be compensated for on the same basis as Special Services).

Section 8.4.    Reimbursements.
(1)Provided that such items are contemplated in the approved Annual Budget, Owner shall pay Manager monthly, upon presentation of invoices, all costs and expenses incurred by Manager in connection with the performance of Manager's obligations hereunder, including, but not limited to, the following:

(a)All compensation (including payroll expenses, fringe benefits and profit sharing, if any) paid to all employees of Manager located at a Property, including employees of any Affiliate of Manager;

(b)Owner's share of advertising and promotional expenses and merchants' association and/or promotion fund dues;

(c)Costs incurred in maintaining and operating a Property, including, without limitation, costs incurred in establishing and maintaining Manager's on-site management and leasing office;

(d)All travel and business expenses of employees;

(e)All attorneys' fees and disbursements;

(f)All relocation costs and expenses of employees in connection with their relocation to a Property;

(g)All fees and payments made to Third Parties, including, but not limited to, consultant and brokerage fees; and

(h)All other costs and expenses not otherwise provided for herein which are approved by Owner.
(2)Notwithstanding the foregoing, the following costs and/or expenses incurred by Manager shall be at Manager's sole cost and expense and shall not be reimbursable by Owner or paid out of collections from a Property:

(a)All costs and expenses, including employee compensation, relating to Manager's home office or any regional office;

(b)All costs and expenses attributable to losses arising from criminal acts, willful misconduct, gross negligence or fraud on the part of Managers Indemnified Parties;

(c)All costs of liability or other insurance carried by Manager; and

(d)All costs of the fidelity bond described in Section 6.5(1) above.

Section 8.5.    Payment of Compensation.
Manager may withdraw funds from the appropriate Bank Accounts for its compensation, reimbursement and other amounts owed hereunder when such compensation, reimbursement and other amounts are due for payment. Notwithstanding that Managers Compensation or any other amounts payable hereunder may be calculated on a lump-sum, aggregated basis, Manager shall not make withdrawals for its own account from any particular Bank Account of amounts which exceed the portion of Managers Compensation, reimbursements and other amounts which are allocable to the Properties and/or Owning Entities to which such Bank Account relates; the formula for establishing such allocation shall be mutually agreed upon by Owner and Manager annually, as a part of the approval of the Annual Budget.

Section 8.6.    Management Office.
With respect to each Regional Center and each Development Opportunity on which buildings have been or will be constructed, Owner shall provide Manager, rent-free, a suitable management and leasing office, furnished by Owner in accordance with Managers requirements. Each such office shall be used solely in connection with the performance of Managers duties under this Agreement.
ARTICLE IX
TERM, TERMINATION, AND DEFAULT
Section 9.1.    Term.
This Agreement shall commence on the date of this Agreement and, except as otherwise provided herein, shall continue for an initial term of five (5) years. Thereafter, this Agreement shall be renewed for consecutive three (3) year terms, provided that Owner and Manager mutually consent to each such renewal not less than one (1) year prior to the end of the then-current term.

Section 9.2.    Default by Manager.
(1)If Manager defaults in any material respect in performing any of its obligations under this Agreement and such default is not cured within thirty (30) Days after notice thereof is given by Owner to Manager, then, subject to Section 9.2(2) hereof, Owner shall have the right to terminate this Agreement by giving written notice to that effect to Manager.

(2)If such default is curable but is of such nature that it cannot reasonably be cured within such thirty (30) Day period, then the cure period shall be extended for a reasonable period of time thereafter, so long as Manager promptly after receiving such notice commences to cure such default and thereafter proceeds with reasonable diligence to complete the curing thereof.

Section 9.3.    Bankruptcy of Manager.
Owner may terminate this Agreement by written notice to Manager if:

(a)An order for relief in bankruptcy is entered against Manager, or Manager is adjudicated insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future applicable statute or law relative to bankruptcy, insolvency or other relief for debtors, or seeks or consents to or acquiesces in the appointment of any trustee, receiver, conservator or liquidator of Manager, or of all or any substantial part of its property (the term “acquiesce” as used herein, being deemed to include, but not be limited to, the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within the time specified by law);

(b)A court of competent jurisdiction enters an order, judgment or decree approving a petition filed against Manager seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future applicable statute or law relating to bankruptcy, insolvency or other relief for debtors, and a party shall acquiesce (as hereinabove defined) in the entry of such order, judgment or decree, or the same shall remain unvacated or unstayed for an aggregate of ninety (90) Days from the date of entry thereof, or any trustee, receiver, conservator or liquidator of Manager or of all or any substantial part of its property shall be appointed without the consent of or with the acquiescence of Manager and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) Days; or

(c)Manager admits in writing its inability to pay its debts as they mature; or

(d)Manager gives notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations; or

(e)Manager makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors.

Section 9.4.    Default of Owner.
(1)if Owner defaults in any material respect in performing any of its obligations under this Agreement and such default is not cured within five (5) Days in the case of a monetary default and within thirty (30) Days in the case of a non-monetary default, after notice thereof is given by Manager to Owner, then, subject to Section 9.4(2) hereof, Manager shall have the right to pursue any and all remedies available to it hereunder, or at law or in equity against Owner. In addition, Manager shall have the right to terminate this Agreement by giving written notice to that effect to Owner.
(2)If such default is a non-monetary default and is curable but is of such nature that it cannot reasonably be completely cured within such thirty (30) Day period, then the cure period shall be extended for a reasonable period of time thereafter, so long as Owner promptly after receiving such notice commences to cure such default and thereafter proceeds with reasonable diligence to complete the curing thereof.

Section 9.5.    Effect of Termination.
Upon any termination of this Agreement, Manager shall, with respect to each Property no longer to be managed by Manager (whether under this Agreement or any Owning Entity Agreement), forthwith (i) surrender and deliver to Owner any space in the Property occupied by Manager, (ii) deliver to Owner all monies due Owner under this Agreement with respect to such Property, which are received by Manager after termination, (iii) deliver to Owner such contracts, documents, papers and records pertaining to the Property and this Agreement as Owner may request, and (iv) furnish all such information and take all such action as Owner shall require in order to effectuate an orderly and systematic termination of Manager's duties and activities hereunder. In conjunction therewith, Owner shall pay Manager all fees and other amounts that have accrued under this Agreement, but which are unpaid as of the termination of this Agreement (except to the extent that, in the event of termination for default pursuant to the provisions hereof, Owner determines to withhold any portion thereof which is disputed or subject to offset).
ARTICLE X
MISCELLANEOUS
Section 10.1.    Notice.
(1)Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a "notice") required or desired to be given or made under this Agreement shall be in writing and shall be effective and deemed to have been received (i) when delivered in Person, (ii) when sent by facsimile transmission with receipt acknowledged, (iii) three (3) Days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) the next Business Day after having been sent by a nationally recognized overnight mail or courier service, receipt requested.
(2)Notices sent by mail or courier shall be addressed as follows:
(a)    If to Owner, to:
The Taubman Realty Group Limited Partnership
200 East Long Lake Road
Bloomfield Hills, Michigan 48304
Attention: Robert C. Larson
With a copy to:
Miro Miro & Weiner
500 North Woodward Avenue
Suite 100
Bloomfield Hills, Michigan 48304-0908
Attention: Jeffrey H. Miro, Esq.
(b)    If to Manager, to:
The Taubman Company Limited Partnership
200 East Long Lake Road
Bloomfield Hills, Michigan 48304
Attention: President
With copies to:
The Taubman Company Limited Partnership
200 East Long Lake Road
Bloomfield Hills, Michigan 48304
Attention: Senior Vice President,
Legal Services
And:
Miro Miro & Weiner, P.C.
500 North Woodward Avenue
Suite 100
Bloomfield Hills, Michigan 48304-0908
Attention: Jeffrey H. Miro, Esq.
And with a copy of any notice of default hereunder to:

Taub-Co Management, Inc.
200 East Long Lake Road
Bloomfield Hills, Michigan 48304
Attention: President

(3)Any party may from time to time designate a different address or additional addressees by notice similarly given, such different address or addressees being effective from and after the Day of receipt of notice thereof by such other party.

Section 10.2.    Severability
Each provision of this Agreement is severable. If any term or provision shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from and not affect the validity of this Agreement.

Section 10.3.    Reimbursement of Legal Fees.
In the event of any arbitration or other legal or equitable proceeding for enforcement of any of the terms or conditions of this Agreement, or any alleged disputes, breaches, defaults or misrepresentations in connection with any provision of this Agreement, the losing party shall pay to the prevailing party in such action, or the nondismissing party where the dismissal occurs other than by reason of a settlement, the prevailing (or nondismissing) party's reasonable costs and expenses, including without limitation actual attorneys' fees and costs of defense paid or incurred in good faith at both the trial and appellate levels. The "prevailing party", for purposes of this Agreement, shall be deemed to be that party which obtains substantially the result sought, whether by settlement, dismissal or judgment. This Section 10.3 shall survive any termination of this Agreement.

Section 10.4.    Waivers.
(1)No consent or waiver, express or implied, by either party of any breach or default by the other party in the performance of its obligations hereunder shall be valid unless in writing. No such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default of the same or any other obligations of such party hereunder.
(2)Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

(3)The granting of any consent or approval in any one instance by or on behalf of Owner or Manager shall not be construed to waive or limit the need for such consent in any other or subsequent instance.

Section 10.5.    Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to agreements made and to be entirely performed within such State.

Section 10.6.    Modifications.
This Agreement may not be changed, amended or modified except by an agreement in writing executed by each of the parties.

Section 10.7.    Termination of Prior Agreements.
This Agreement constitutes all of the understandings and agreements between the parties in connection with the subject matter hereof. By execution of this Agreement, the parties acknowledge and agree that this Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof. Any such prior agreements are hereby automatically canceled and terminated and shall be of no further force or effect whatsoever.

Section 10.8.    Assignment.
(1)This Agreement shall not be assigned by Manager nor shall control of Manager be assigned from A. Alfred Taubman to other than A. Alfred Taubman and/or his Affiliates without the prior approval of Owner. The assignee hereunder shall be bound in the same manner as Manager is bound hereunder.
(2)This Agreement shall not be assigned by Owner without the prior approval of Manager.

Section 10.9.    Successors.
(1)Subject to the provisions of Section 10.8 above, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not inure to the benefit of, or be enforceable by, any other Person.
(2)References to “Owner” and to “Manager” hereunder shall be deemed to be references to the parties hereto and their respective successors and permitted assigns.

Section 10.10.    No Joint Venture.
Nothing contained in this Agreement shall be construed as making Owner and Manager partners or joint venturers; and nothing contained in this Agreement shall be construed as making either party liable for the debts or obligations of the other party, except only as expressly provided herein.

Section 10.11.    Approval of Owner.
(1)Where the approval of Owner is required hereunder, Manager is authorized to act upon receipt of the approval of the Managing General Partner of Owner (as defined in the Partnership Agreement of Owner), a duly authorized representative of the Partnership Committee of Owner (as defined in the Partnership Agreement of Owner), or Owner's Authorized Representative (as defined in Section 10.11(2) hereof).
(2)Owner shall designate, and so notify Manager of its designation of, one or more individuals who (individually or together, as determined by Owner with notice thereof to Manager) shall have the full authority to act as and on behalf of Owner with respect to all matters under this Agreement or such specific matters as determined by Owner and communicated to Manager (“Owner's Authorized Representative”). Owner shall have the right to at any time and from time to time substitute individuals so designated as Owner's Authorized Representative by prior written notice thereof to Manager. Owner shall in all events and at all times maintain an Owner's Authorized Representative.

Section 10.12.    Confidentiality.
Manager shall keep confidential any and all information obtained in connection with the services rendered by Manager hereunder and shall not disclose any such information to Persons who are not Affiliated with Owner except as may be required by applicable law or with the prior consent of Owner.

Section 10.13.    Further Assurances.
Owner and Manager shall, at their own expense, execute such other documents and perform such other acts as may be reasonably necessary or desirable to carry out the purposes of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware
limited partnership

By:    /s/ A. Alfred Taubman
A. Alfred Taubman

Its: Authorized Signatory

"Owner"

THE TAUBMAN COMPANY LIMITED PARTNERSHIP, a Delaware limited partnership

By:    Taub-Co Management, Inc.,
a Michigan corporation,
general partner

By:    /s/ Robert S. Taubman
Robert S. Taubman

Its: President

"Manager”

EXHIBIT A

CORPORATE SERVICES AGREEMENT

BETWEEN

TAUBMAN CENTERS, INC.

AND

THE TAUBMAN COMPANY LIMITED PARTNERSHIP

TABLE OF CONTENTS

Page

ARTICLE I    -    DEFINITIONS                                2

ARTICLE II    -    ENGAGEMENT, AUTHORITY AND OBLIGATIONS OF
MANAGER

Section 2.1.    Engagement of Manager                              6
Section 2.2.    General Duties                                  6
Section 2.3.    Bank Accounts                                  9
Section 2.4.    Advice                                      9
Section 2.5.    Investment Undertaking                              10
Section 2.6.    Records; Confidentiality                              10
Section 2.7.    Board to Keep Manager Informed                          10
Section 2.8.    Annual Budget; Expenditures                          11
Section 2.9.    Acquisition of Retail Shopping Centers                      11
Section 2.10.    Grant and Delegation of Authority                          12
ARTICLE III    -    SPECIAL PROVISIONS REGARDING MANAGER'S
SERVICES

Section 3.1.    Engagement of Third Parties                              12
Section 3.2.    Restrictions on Certain Activities                          13
Section 3.3.    Other Services                                  16
Section 3.4    Company's Funds                                  16
ARTICLE IV    -    INSURANCE AND INDEMNIFICATION
Section 4.1.    Insurance                                      16
Section 4.2.    Manager's Responsibility                              17
Section 4.3.    Indemnification                                  18
ARTICLE V    -    COMPENSATION
Section 5.1.    Compensation                                    19
Section 5.2.    Reimbursements                                 19
Section 5.3.    Payment of Compensation                             21
ARTICLE VI     -    TERM, TERMINATION, AND DEFAULT
Section 6.1.    Term                                          22
Section 62.    Default by Manager                                  22
Section 6.3.    Bankruptcy of Manager                              22
Section 6.4.    Default of Company                                  23
Section 6.5.    Effect of Termination                                  23

ARTICLE VI    -    MISCELLANEOUS
Section 7.1     Notice                                        24
Section 7.2     Severability                                    26
Section 7.3     Reimbursement of Legal Fees                        26
Section 7.4     Waivers                                    26
Section 7.5     Governing Law                                27
Section 7.6     Modifications                                    27
Section 7.7     Termination of Prior Agreements                        27
Section 7.8     Assignment                                    27
Section 7.9     Sucessors                                    28
Section 7.10     No Joint Venture                                28
Section 7.11     Approval of Company                                28
Section 7.12    Further Assurances                                29

CORPORATE SERVICES AGREEMENT
This Corporate Services Agreement (this “Agreement”), made and entered into as of the 30th day of November, 1992, by and between TAUBMAN CENTERS, INC., a Michigan corporation, having an address at 200 East Long Lake Road, Bloomfield Hills, Michigan 48304 (“Company”), and THE TAUBMAN COMPANY LIMITED PARTNERSHIP, a Delaware Limited Partnership, having an address at 200 East Long Lake Road, Bloomfield Hills, Michigan 48304 (“Manager”), is based upon the following:
A.    Company is a public corporation, whose shares are traded on the New York Stock Exchange. Moreover, Company intends to qualify and maintain its qualification as a real estate investment trust (a “REIT”) pursuant to the Code. By virtue of its status as a corporation whose shares are publicly traded and its status as a REIT, Company desires to engage Manager to provide various administrative, management, accounting, Shareholder relations and other services to Company, and act on behalf of Company in respect thereof.
B.    Company is the managing general partner of The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“TRG”).
(1)    TRG is engaged in the ownership, operation, acquisition, development, redevelopment, expansion, financing and refinancing of regional retail shopping centers (and various interests therein). Although Company is empowered to and may hereafter acquire other assets, its managing general partnership interest in TRG is presently the principal asset of Company.
(2)    As the managing general partner of TRG, Company is responsible for the management of TRG, and for taking actions and making decisions required of the managing general partner pursuant to the Partnership Agreement of TRG (subject, however, to certain restrictions and requirements set forth in the Partnership Agreement of TRG). Pursuant to the Partnership Agreement of TRG, Company has the right to engage another Person to assist with, implement and effect the actions to be taken by Company, as the managing general partner of TRG, and to do or perform those matters to be done or performed by Company as managing general partner of TRG.

(3)    Company desires to engage Manager, on an exclusive basis, to provide services and to act on behalf of Company in respect of the powers, rights and obligations of Company as managing general partner of TRG.
C.    Manager desires to render the above-described services to and act on behalf of Company, all upon the terms and conditions set forth in this Agreement.
Now, therefore, in consideration of the mutual covenants and agreements contained herein, Company and Manager hereby agree as follows:
ARTICLE I
DEFINITIONS
Unless the context in which a term is used clearly indicates otherwise, the following terms shall have the following respective meanings when used in this Agreement, and the singular shall include the plural and vice versa unless the context requires otherwise:

“Affiliate” and “Affiliates” means, (i) with respect to any individual, any member of such individual's Immediate Family, a Family Trust with respect to such individual, and any Person (other than an individual) in which such individual and/or his Affiliate(s) owns, directly or indirectly, more than fifty percent (50%) of any class of Equity Security or of the aggregate Beneficial Interest of all beneficial owners, or in which such individual or his Affiliate is the sole general partner, or is the sole managing general partner, or which is Controlled by such individual and/or his Affiliates; and (ii) with respect to any Person (other than an individual), any Person (other than an individual) which Controls, is Controlled By, or is Under Common Control With, such Person, and any individual who is the sole general partner or the sole managing general partner in, or who Controls, such Person.

“Agreement” is defined in the Preamble to this Agreement.

“Annual Budget” is defined in Section 2.8 hereof.

“Articles” shall mean the Company's Restated Articles of Incorporation filed with the Michigan Department of Commerce, as the same may be amended from time to time.

“Bank Accounts” is defined in Section 2.3 hereof.

“Beneficial Interest” means an interest, whether as partner, joint venturer, cestui que trust, or otherwise, a contract right, or a legal or equitable position under or by which the possessor participates in the economic or other results of the Person (other than an individual) to which such interest, contract right, or position relates.

“Best Efforts” is defined to require that the obligated party make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require any material expenditure of funds or the incurrence of any material liability on the part of the obligated party, nor does it require that the obligated party act in a manner which would otherwise be contrary to prudent business judgment or normal commercial practices in order to accomplish the objective. The fact that the objective is not actually accomplished is no indication that the obligated party did not in fact utilize its Best Efforts in attempting to accomplish the objective.

“Board” means Company's Board of Directors.

“Business Day” means any Day that is not a Saturday, Sunday, or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“By-Laws” means Company's By-Laws, as the same may be amended from time to time.

“Cash Tender Agreement” means The Taubman Centers, Inc. Cash Tender Agreement, dated November 30, 1992, by and among Company and certain holders of Partnership Interests, as the same may be amended.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Company” is defined in the Preamble to this Agreement.

“Company's Authorized Representative” is defined in Section 7.11 hereof.

“Company's Indemnified Parties” means Company, its Affiliates and related entities, and the respective officers, directors, shareholders, partners, employees and agents of Company, its Affiliates and related entities.

“Continuing Offer” means the continuing offer of Company, dated November 30, 1992, to exchange Shares for Interests in TRG.

“Control(s) (and its correlative terms “Controlled By” and “Under Common Control With”) means, with respect to any Person (other than an individual), possession by the applicable Person or Persons of the power, acting alone (or, solely among such applicable Person or Persons, acting together), to designate and direct or cause the designation and direction of the management and policies thereof, whether through the ownership of voting securities, by contract, or otherwise.

“Day” or “Days” means each calendar day, including Saturdays, Sundays, and legal holidays; provided, however, that if the Day on which a period of time for consent or approval or other action begins or ends is not a Business Day, such period shall begin or end, as applicable, on the next Business Day.

“Equity Security” has the meaning ascribed to it in the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder (and any successor laws, rules and regulations of similar import).

“Family Trust” means, with respect to an individual, a trust for the benefit of such individual or for the benefit of any member or members of such individual's Immediate Family or for the benefit of such individual and any member of members of such individual's Immediate Family (for the purpose of determining whether or not a trust is a Family Trust, the fact that one or more of the beneficiaries (but not the sole beneficiary) of the trust includes a Person or Persons, other than a member of such individual's Immediate Family, entitled to a distribution after the death of the settlor if he, she, it, or they shall have survived the settlor of such trust, which distribution is to be made of something other than a Partnership Interest (as defined in the Partnership Agreement of TRG) and/or includes an organization or organizations exempt from federal income taxes pursuant to the provisions of Section 501(a) of the Code and described in Section 501(c)(3) of the Code, shall be disregarded); provided, however, that in respect of transfers by way of testamentary or inter vivos trust, the trustee or trustees shall be solely such individual, a member or members of such individual's Immediate Family, a responsible financial institution and/or an attorney that is a member of the Bar of any State in the United States and/or an individual or individuals approved by the Partnership Committee.

“Immediate Family” means, with respect to a Person, (i) such Person's spouse (former or then-current), (ii) such Person's parents and grandparents, and (iii) ascendants and descendants (natural or adoptive, of the whole or half blood) of such Person's parents or of the parents of such Person's spouse (former or then-current).

“Manager” is defined in the Preamble to this Agreement.

“Manager's Compensation” is defined in Section 5.1 hereof.

“Manager's Indemnified Parties” means Manager, its partners, Affiliates and related entities, and the respective officers, directors, shareholders, partners, employees and agents of Manager, its partners, Affiliates, and related entities.

“Master Services Agreement” means the Master Services Agreement of even date herewith between TRG and Manager, pursuant to which Manager has been engaged to provide certain management, leasing and other services to TRG.

“Organization and Offering Expenses” means all expenses incurred in connection with the formation of Company, the registration and qualification of Shares under Federal and state and foreign securities laws, the listing of such Shares on the New York Stock Exchange and the offering and sale of Shares, including selling commissions.

“Partnership Agreement of TRG” means The Amended and Restated Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, dated November 30, 1992, as the same may be amended, restated or supplemented from time to time.

“Partnership Committee” means the Partnership Committee and the Executive Committee established for TRG pursuant to the Partnership Agreement of TRG.

“Person” or “Persons” means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

“Registration Rights Agreement” means The Taubman Centers, Inc. Registration Rights Agreement, dated November 30, 1992, by and among Company and certain Shareholders, as the same may be amended.

“Reimbursement Statement is defined in Section 5.2 hereof.

“REIT” is defined in Recital A. of this Agreement.

“REIT Requirements” is defined in Section 2.2(0 hereof.

“Shares” means the common stock of Company, par value $.01 per share.

“Shareholders” means the holders of record of the Shares.

“Third Parties” is defined in Section 3.1 hereof.

“TRG” is defined in Recital B. of this Agreement.
ARTICLE II
ENGAGEMENT, AUTHORITY AND OBLIGATIONS OF MANAGER

Section 2.1.     Engagement of Manager.
Company hereby engages Manager, on a sole and exclusive basis (except as otherwise expressly provided in this Agreement), to provide the services described in this Article II. Manager hereby agrees to provide such services to or for the benefit of Company, as set forth in this Article II.

Section 2.2.     General Duties.
Subject to the terms of the Articles, the supervision of the Board, the budgetary constraints described in Section 2.8 hereof, and the other limitations set forth in this Article II, Manager shall be responsible for (i) providing (or causing to be provided) general administrative, reporting, advisory, management, accounting, public relations, shareholder relations, and other services to Company, which relate to the ongoing operations and management of Company as a business entity and as a REIT, and (ii) performing such duties and responsibilities of Company as managing general partner of TRG and as otherwise required of Company pursuant to the Partnership Agreement of TRG, as are directed by the Board. In particular, but without limiting the generality of the foregoing, Manager, or any Third Parties engaged by Manager, shall, subject to the foregoing:

(a)Assist and advise the Board in connection with policy and investment decisions to be made by Company and/or the Board (Including the Company's investment in TRG if and to the extent specifically requested by the Board); and provide research, financial, economic and statistical data in connection with Company's investments;

(b)Administer the day-to-day operations of Company and perform or cause the performance of the various administrative functions reasonably necessary for the management of Company;

(c)Assist the Board with respect to, and execute pursuant to the Board's instructions and administer, all of the obligations of Company to the Shareholders (including the payment of dividends);

(d)Communicate on behalf of Company with the Shareholders and other Persons, and prepare and file all statements (including registration statements) and reports (including those statements and reports required pursuant to the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended), as required to satisfy the continuous reporting and other requirements of applicable laws and of any governmental bodies or agencies, with respect to the issuance of any Shares or other securities of Company, to maintain effective relations with the Shareholders and otherwise to provide investor services;

(e)Investigate, select, and conduct business with Third Parties, including Affiliates of Manager, and, on behalf of Company and with the Board's approval or under and in accordance with such guidelines as the Board shall from time to time choose to establish, engage Third Parties, including Affiliates of Manager;

(f)Act as attorney-in-fact or agent, as directed by the Board, or subject to such discretionary powers as the Board may from time to time delegate, or pursuant to policies established by the Board: in acquiring and disposing of and managing Company's interests in TRG and Company's other investments, in disbursing and collecting funds of Company, in paying the debts and fulfilling the obligations of Company, and in handling, prosecuting, and settling any claims of Company, provided that any fees and costs payable to independent persons incurred by Manager in connection with the foregoing shall be the responsibility of Company;

(g)Negotiate on behalf of Company with banks or other lenders for loans to be made to Company with the Board's approval, and negotiate on behalf of Company with investment banking firms and broker-dealers or negotiate private or public sales of the securities of Company subject to such guidelines as the Board shall from time to time choose to establish, or obtain, with the Board's approval, loans for Company, but in no event in such a way so that Manager shall be acting as broker-dealer- or underwriter;

(h)Invest or reinvest any money of Company, as directed by the Board or subject to such discretionary powers as the Board may from time to time delegate, and manage Company's investment portfolio (including, with the approval or at the direction of the Board, making loans to Affiliates of Company);

(i)At any time reasonably requested by the Board (but not more frequently than monthly), make reports of its performance of services to Company;

(j)Counsel Company in connection with policy decisions to be made by the Board;

(k)Furnish the Board with such reports and statements as may from time to time be reasonably requested by the Board; and at the direction of the Board, furnish the Shareholders (and other Persons, as directed by the Board) with such reports, estimates and projections (including tax and other estimates and projections, including those relating to the Shareholders) as may from time to time be reasonably requested by the Board;

(l)Advise and assist the Board in connection with the initial and continuing qualification of Company as a REIT under Sections 856 through 860 of the Code so long as such requirements exist and as such provisions may be amended from time to time, or corresponding provisions of succeeding law (the “REIT Requirements”); advise the Board with respect to any changes in the REIT Requirements, or in any amendments or modifications of laws applicable to REITs generally; monitor the sources of Company's gross income, and use its Best Efforts to identify any gross income attributable to “prohibited transactions” or other sources that would result in such income not being deemed to be “rents from real property” (as such terms are interpreted in the REIT Requirements); monitor the assets of Company, in order to insure that the same are consistent with the REIT Requirements; advise the Board in connection with the payment of dividends by Company to the Shareholders, and monitor whether Company's distribution of dividends satisfies the REIT Requirements; monitor the transfer of Shares, in order to insure that there are a sufficient number of Shareholders owning sufficient amounts of Shares in order to satisfy the REIT Requirements, collect such affidavits from the Shareholders as are required under the REIT Requirements, and enforce any applicable ownership restrictions on the transfer of Shares;

(m)Advise the Board and administer any programs regarding backup withholding of distributions from Company to any Shareholder(s), as may be required under applicable laws;

(n)Administer, and advise the Board with respect to the Continuing Offer, the Cash Tender Agreement and the Registration Rights Agreement, and evaluate and make recommendations to the Board as to Company's decisions with respect to the same (in each case presented, as contemplated under the Continuing Offer, or the Cash Tender Agreement or the Registration Rights Agreement);

(o)Administer and manage the registration of any Shares, as and to the extent contemplated in any documents of Company which relate to the same;

(p)As and when requested or directed by the Board (in general or specifically, and whether or not in writing) exercise Company's powers and perform Company's obligations, as managing general partner of TRG, pursuant to the Partnership Agreement of TRG, which shall include, without limitation, the right and obligation to perform (i) all accounting and administrative functions and obligations which Company is to perform, and (ii) such acts and undertakings as are necessary or desirable in furtherance of the objectives and purposes of TRG;

(q)If and to the extent specifically authorized by the Board (by appropriate Board resolution delineating the scope of authority delegated to Manager, or otherwise), execute such documents, instruments, agreements and other materials for and on behalf of Company as Company has the right and authority to execute; and serve as Company's agent and authorized representative in order to facilitate Company's execution of such documents, instruments, agreements and other materials;

(r)Provide the executive and administrative personnel, office space and services required in rendering the foregoing services to Company; and

(s)Perform such other services as may be required from time to time for management, administration and other activities relating to the assets of Company, as Manager and the Board shall agree upon from time to time.

Section 2.3.     Bank Accounts.
Manager shall establish and maintain one or more bank accounts (collectively, “Bank Accounts”) in the name of Company and may collect and deposit into any such Bank Accounts, and disburse from any such Bank Accounts, any money on behalf of Company, under such terms and conditions as the Board may approve. Such monies shall not be commingled with Manager's own funds. Monies shall not be withdrawn from any such Bank Accounts to the order or benefit of Manager, except as otherwise provided in this Agreement or as may otherwise be approved by the Board. Manager shall render appropriate statements with respect to such Bank Accounts to the Board and to the auditors of Company.

Section 2.4.     Advice.
Manager shall consult with the Board and the officers of Company and shall furnish them with advice and recommendations with respect to the investments of, or investments to be considered by, Company, and shall furnish advice and recommendations with respect to other aspects of the business and affairs of Company. In order to facilitate the investment of the funds of. Company (other than its investment of funds in TRG required by any agreement to which Company is a party or pursuant to the authorization of the Board) and enable it to avail itself of investment opportunities as they arise. Under and in accordance with such limitations and guidelines as the Board shall from time to time choose to establish, Manager shall have the power and authority to make and dispose of such investments and to make and terminate commitments for such investments, on behalf of and in the name of Company, without further or express authority from the Board; provided, however, that the Board shall have the power to revoke, suspend, modify, or limit the aforementioned power and authority at any time or from time to time, but not retroactively.

Section 2.5.     Investment Undertaking.
Manager shall use its Best Efforts to assure that the policies from time to time specified by the Board with regard to the protection of Company's investments are carried out. Any and all fees and costs incurred by Manager in performing such functions, whether payable to its Affiliates or independent Persons, shall be borne by Company.

Section 2.6.     Records; Confidentiality.
Manager shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of Company, at any time or from time to time during normal business hours. Manager shall at all reasonable times have access to the books and records of Company. Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to nonaffiliated Persons except with the prior consent of the Board.

Section 2.7.     Board to Keep Manager Informed.
In order for Manager to fulfill its duties, the Board shall provide Manager with full information concerning Company, its capitalization and investment policies and the intentions of the Board with respect to future investments. Company shall furnish Manager with a copy of all audited financial statements, a signed copy of each report prepared by independent accountants, and such other Information with regard to its affairs as Manager may from time to time reasonably request.

Section 2.8.     Annual Budget: Expenditures.
(1)Manager shall prepare and submit to the Board, prior to the beginning of each fiscal year of Company, for the Board's review and approval, an annual budget (the “Annual Budget”) for Company. The Annual Budget shall reflect a reasonable estimate of all revenues, expenses and expenditures which Company may reasonably expect to receive, incur and pay out for the subject fiscal year, projected financing activities, including borrowings and debt repayments, and a schedule of anticipated dividends (covering both the amount and the timing of such dividends) to be paid out to Shareholders for the subject fiscal year.
(2)Manager shall have the right and authority to expend and disburse funds of, and incur obligations on behalf of, Company (including, without limitation, to expend and disburse the proceeds from financing or other sources of funding obtained by Company), provided that such expenditures, disbursements and obligations are specifically contemplated under the then-current and approved Annual Budget or are otherwise approved by the Board. Manager shall have no right or obligation to render services under this Agreement which would involve the expenditure or disbursement of Company's funds, or which would involve the commitment of Company to expend funds, other than as specifically contemplated under the then-current and approved Annual Budget or as otherwise approved by the Board, even if such services would otherwise be required of Manager pursuant to this Agreement.

Section 2.9.     Acquisition of Retail Shopping Centers.
In the situations in which Company is permitted pursuant to the Partnership Agreement of TRG to acquire interests in retail shopping centers, it is anticipated that the Board will request Manager to advise and assist Company in connection with the evaluation and acquisition of such interests. The scope and extent of Managers services to Company pursuant to this Section 2.9 (in the limited situations in which such services are to be provided to Company), and of Company's control and authority with respect to those services, shall be comparable to those which pertain to the Acquisition Services that are to be provided by Manager to TRG pursuant to the Master Services Agreement or as agreed upon by the Board and Manager.

Section 2.10.     Grant and Delegation of Authority.
Subject to the provisions of this Agreement, Company hereby grants Manager the power and authority for Manager to carry out all of its duties and obligations under this Agreement, as the exclusive agent and representative of Company. Any person dealing with TRG and/or Company shall be entitled to rely upon any action taken by Manager, as the agent and representative of Company in accordance with this Agreement, and Company (and, as a result, TRG) shall be bound thereby. Any person dealing with TRG shall be entitled to rely upon any document or instrument executed and delivered by Manager, as the duly authorized agent and representative of Company in accordance with this Agreement, and Company (and, as a result, TRG) shall be bound thereby. Nothing herein shall authorize or grant to Manager the power or authority to act on behalf of Company in respect of the appointment, or removal, of any member of the Partnership Committee, Executive Committee or Compensation Committee of TRG, or to act on behalf of any such Committee member appointed by Company.
ARTICLE III
SPECIAL PROVISIONS REGARDING MANAGER'S SERVICES

Section 3.1.     Engagement of Third Parties.
Under and in accordance with such guidelines as the Board may from time to time choose to establish, Manager shall have the right and authority to engage, on behalf of Company, and conduct business with, such consultants, accountants, correspondents, lenders, servicers, technical advisors, investment advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, and other third parties (collectively, “Third Parties”) as Manager may determine to be necessary or desirable in connection with the provision of the services contemplated under this Agreement. Under and in accordance with such guidelines as the Board may from time to time choose to establish, Manager shall negotiate and enter into, on behalf of Company, any agreements with such Third Parties as Manager shall deem to be appropriate. Each Third Party selected and engaged by Manager shall be deemed to be an independent contractor of Company, with the authority to act as agent of Company only if and to the limited extent provided in such Third Party's agreement with Company and/or Manager (as agent of Company). Any Third Party engaged by Manager pursuant to this Section 3.1 may also be an Affiliate of Manager, provided that the terms of engagement of any such Affiliate shall be approved by the Board. All agreements that Manager enters into with any Third Parties shall be deemed to be for the account of Company. Except as provided in Section 5.2(2) hereof, all fees, charges and other amounts that become due and payable under such agreements with Third Parties shall be paid, subject to all applicable defenses, directly by Company to such Third Parties, and Manager shall have no liability for paying any of the same.

Section 3.2.     Restrictions on Certain Activities.
(1)Notwithstanding anything contained in this Agreement to the contrary, Manager shall refrain from taking any action which would (i) adversely affect the status of Company as a REIT, (ii) subject Company to regulation under the Investment Company Act of 1940, (iii) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over Company or its securities, or (iv) otherwise not be permitted by the Articles or By-Laws or an agreement to which Company is a party, except (in any event) if such action shall be ordered by the Board, in which case Manager shall promptly notify the Board of Manager's judgment of the potential Impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board.
(2)In performing its duties and obligations under this Agreement, the Manager shall abide by and comply with the provisions and policies set forth in the Articles and By-Laws and any agreements to which the Company is a party.
(3)Except for the services to be provided by Manager pursuant to the Master Services Agreement, and for the other services which Manager is permitted to provide (whether with or without TRG's prior approval) pursuant to the Master Services Agreement, Manager shall not provide advisory services of any kind to any Person, other than Company and TRG, for as long as this Agreement remains in effect. The foregoing restriction shall not apply with respect to services rendered by Manager pursuant to any Property Services Agreements (as defined in the Master Services Agreement) which have been or may hereafter be entered into by Manager, as contemplated in the Master Services Agreement.
(4)Notwithstanding anything contained in this Agreement to the contrary, wherever Company (as the managing general partner of TRG) has the right, power and authority to deal with Manager pursuant to or in connection with the Master Services Agreement (or any other contract or agreement that may be entered into between TRG and Manager or any Affiliate of Manager), then such right, power and authority shall not be delegated to Manager, and Manager shall have no power or authority to act on behalf of Company (as managing general partner of TRG) in connection therewith.

(5)Pursuant to the terms of the Partnership Agreement of TRG, the right, power and authority of Company (as managing general partner of TRG) to take, make or give, or fail to take, make or give, as applicable, any action, decision, determination, designation, delegation, direction, appointment, consent, approval, selection, and the like by or with respect to TRG is limited in certain respects by the requirement that the same by preceded by certain action of the Partnership Committee. Accordingly, Manager agrees that in connection with its performance of services pursuant to this Agreement which are to be rendered on behalf of Company, in its capacity as the managing general partner of TRG, Manager shall exercise its rights, powers and authorities delegated to it by Company hereunder pursuant to the action of the Partnership Committee, as applicable, and in compliance with the requirements and limitations set forth in the Partnership Agreement of TRG.
(6)Company acknowledges and agrees that Manager will be providing other services to TRG pursuant to the Master Services Agreement, and to others pursuant to Property Services Agreements (as defined in the Master Services Agreement) and other agreements which have been or may hereafter be entered into by Manager (as contemplated in the Master Services Agreement). Company further acknowledges that, in connection with the provision of the various services to Company (pursuant to this Agreement), TRG and others, there may be circumstances in which the interests of Company are contrary to those of others to whom Manager is also rendering services. In such event, Manager shall (i) promptly notify the Board with respect to the conflict of interests involved, arid (ii) use its Best Efforts to continue to provide services to Company in connection with the circumstances giving rise to the conflict, to the fullest extent practicable under all of the attendant circumstances. The Board shall always have the right, at its option, to direct Manager to cease performing any particular services for Company, in connection with any conflict of interest situation that may arise, in which event Manager shall furnish all such information and take all such actions as Company shall reasonably require in order to effectuate an orderly and systematic termination of such services. In no event shall Manager be liable to Company for any failure to provide any particular services, if and to the extent that such failure results from any facts or circumstances which create a conflict of interest between

Company and any other parties for whom Manager is permitted to render services, pursuant to this Section 3.2 and the Master Services Agreement.

Section 3.3.     Other Services.
Should the Board request Manager or any partner, agent or employee thereof to render services for Company other than as set forth in Article II hereof, such services shall be separately compensated and shall not be deemed to be services rendered pursuant to the terms of this Agreement.

Section 3.4.     Company's Funds.
(1)Manager shall maintain at its expense a fidelity bond in an amount not less than that from time to time reasonably requested by Owner (which amount shall, as of the date of this Agreement, be One Million Dollars ($1,000,000)) covering all of Manager's employees and officers handling Company's funds pursuant to this Agreement.
(2)Manager shall be responsible for losses of funds collected by Manager on Company's behalf caused by the material breach, gross negligence or willful misconduct of Manager and Manager's Indemnified Parties.
ARTICLE IV
INSURANCE AND INDEMNIFICATION

Section 4.1.     Insurance.
(1)Manager shall secure, maintain, and pay for, from the appropriate Bank Accounts, all forms of insurance which are, in the Board's judgment and communicated to Manager, needed to adequately protect Company. Copies of all such insurance policies shall be furnished to Manager and Company.
(2)Manager shall cooperate with Company with respect to any claim which may arise under any such insurance policies. The prosecution of any such claim shall be at the sole cost and expense of Company.
(3)Manager shall notify Company as soon as possible after it receives notice of any material loss, damage or injury and shall take no action which might operate to bar Company from obtaining any protection afforded by any insurance policy or which might prejudice Company in its defense to a claim based on such loss, damage or injury.
(4)Company shall have the exclusive right, at its option, to conduct the defense to any claim, demand or suit within the limits prescribed by insurance policies.
(5)Manager shall be responsible for obtaining, at its sole cost and expense, such insurance as it deems necessary to protect itself, and Company shall have no responsibility for obtaining or paying for any of the same.

Section 4.2.     Manager's Responsibility.
(1)Notwithstanding anything contained in this Agreement to the contrary, Manager shall not have any liability to Company, Company's Indemnified Parties or any other Person for the performance, non-performance, or negligent performance of any services provided or to be provided by any Third Parties.
(2)Manager will have no liability for payment of any fees, charges or other sums that may become due and payable to any Third Parties, whether pursuant to any contracts or agreements between Manager (as agent of Company) and such Third Parties, or otherwise.
(3)Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and Manager shall not be responsible for any action of the Board in following or declining to follow any advice or recommendations of Manager. Neither Manager nor Managers Indemnified Parties shall be liable to Company, the Shareholders, or Company's Indemnified Parties, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of duty.
(4)For purposes of this Section 4.2, the term 'Third Party” shall include a Third Party that is an Affiliate of Manager provided that the terms of engagement of any such Affiliate shall have been approved by the Board.

Section 4.3.     Indemnification.
(1)Subject to the provisions of Section 4.2 hereof, Manager shall indemnify and hold harmless Company's Indemnified Parties from and against any and all claims, actions, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising out of or in connection with (i) Manager's default under the terms of this Agreement, or (ii) the bad faith, willful misconduct, gross negligence or reckless disregard of duty of Manager or Manager's Indemnified Parties.
(2)Company shall indemnify and hold harmless Manager's Indemnified Parties from and against any and all claims, actions, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising out of or in connection with (1) Company's default under the terms of this Agreement, (ii) the grossly negligent acts or omissions of Company or Company's Indemnified Parties, or (ill) any acts or omissions of Managers indemnified Parties made in good faith in the performance of Manager's duties under this Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duty.
(3)Each party shall promptly notify the other of any claim asserted against it for which it will seek indemnity. The Indemnifying party shall have the right to defend any such claim at its sole cost and expense.
(4)The indemnities contained herein shall survive the termination or expiration of this Agreement.
ARTICLE V
COMPENSATION

Section 5.1.     Compensation.
(1)As Manager's compensation for providing all of the services contemplated under this Agreement, other than those services provided pursuant to Section 2.9 hereof, Company shall pay to Manager a fee (“Manager's Compensation”) for each fiscal year (or portion thereof) during which this Agreement is in effect, equal to $250,000,

(2)Manager's Compensation for each fiscal year shall be paid by Company to Manager quarterly, in advance on the first day of each calendar quarter, in equal installments.
(3)In the event that by agreement of the Board and Manager, Manager provides any services to Company pursuant to Section 2.9 hereof, then Manager's Compensation shall be adjusted in order to account for the provision of such services. The additional compensation to be paid by Company to Manager shall be comparable to that which TRG would have paid to Manager, if Manager had provided such services to TRG pursuant to the Master Services Agreement or as agreed upon by the Board and Manager.

Section 5.2.     Reimbursements.
(1)Company shall pay directly or reimburse Manager for the following expenses, in addition to paying Managers Compensation:

(i)	fees and expenses incurred in connection with the registration (and maintenance of such registration) of Shares or other securities with the Securities and Exchange Commission;

(ii)	fees and expenses in connection with the preparation and filing of all reports and statements as may be required of Company (or selling Shareholders or selling equity holders);

(iii)
interest and other costs and expenses for money borrowed or owed by Company, including, without limitation, discounts, points, all costs for and associated with credit enhancements or requirements, and further including all costs and expenses incurred in connection with the issuance of debt instruments (public or private);

(iv)	taxes and assessments on income, receipts or property of Company and taxes as an expense of doing business by Company;

(v)	fees, expenses and commissions with respect to the acquisition and disposition of assets of Company;

(vi)	costs associated with insurance required in connection with the business of Company or by the Board (including for the officers and directors of Company);

(vii)	fees and expenses of legal counsel for Company;

(viii)	fees and expenses of independent auditors and accountants for Company;

(ix)
all expenses in connection with payments to Board members and with meetings of the Board (including the Partnership Committee and other committees of TRG), committees of the Board, and Shareholders (or debt or other security holders);

(x)
expenses associated with listing the Shares (or other securities) on a stock exchange or NASDAQ if requested by the Board or with the issuance and distribution of any Shares (or other securities) at any time, such as selling commissions and fees, taxes, legal and accounting fees, printing, qualification in any State or foreign Country jurisdiction, listing and registration fees, and other Organization and Offering Expenses;

(xi)	expenses associated with a dividend;

(xii)	dividend distributions of Company;

(xiii)	expenses of organizing, reorganizing, recapitalizing or liquidating the Company, or revising, amending, or modifying the Articles or By-Laws;

(xiv)
expenses relating to public relations communications, and expenses of maintaining communications with Shareholders (or debt or other security holders), including the cost of preparation, printing, and mailing annual reports and other Shareholder reports, proxy statements and other reports required by governmental agencies and as may otherwise be necessary or appropriate;

(xv)	costs and expenses of travel and entertainment incurred in connection with Managers performance hereunder;

(xvi)	expenses of Company related to its investments, and other fees related to making investments; and

(xvii)	all other costs and expenses not otherwise provided for herein which are approved by Company.
Expenses incurred by Manager on behalf of Company and payable pursuant to this Section 5.2 shall be reimbursed quarterly to Manager within ten (10) days after the delivery to Company of a Reimbursement Statement. Manager shall prepare a statement (a “Reimbursement Statement') documenting the expenses of Company during each quarter, and shall deliver such statement to Company within forty-five (45) days after the end of each quarter.
(2)Except as otherwise provided herein, Manager shall pay the following expenses of performing its obligations under this Agreement:

(i)
employment expenses of Manager, including, but not limited to, salaries, wages, payroll taxes, costs of employee benefit plans, and temporary help expenses, except to the extent that such expenses are otherwise reimbursable pursuant to this Agreement or the Articles or By-Laws;

(ii)	audit fees and expenses of Manager;

(iii)	rent, telephone, utilities, and other office expenses of Manager;

(iv)	insurance of Manager; and

(v)	all other administrative expenses of Manager.

Section 5.3.     Payment of Compensation.
Manager may withdraw funds from the appropriate Bank Accounts for its compensation, reimbursement and other amounts owed hereunder when such compensation, reimbursement and other amounts are due for payment.
ARTICLE VI
TERM, TERMINATION, AND DEFAULT

Section 6.1.     Term.
This Agreement shall commence on the date of this Agreement and, except as otherwise provided herein, shall continue for an initial term of five (5) years. Thereafter, this Agreement shall be renewed for consecutive three (3) year terms, provided that Company and Manager mutually consent to each such renewal not less than one (1) year prior to the end of the then-current term.

Section 6.2.     Default by Manager.
(1)If Manager defaults in any material respect in performing any of its obligations under this Agreement and such default is not cured within thirty (30) days after notice thereof is given by Company to Manager, then, subject to Section 6.2(2) hereof, Company shall have the right to terminate this Agreement by giving written notice to that effect to Manager.
(2)If such default is curable but is of such nature that it cannot reasonably be cured within such thirty (30) day period, then the cure period shall be extended for a reasonable period of time thereafter, so long as Manager promptly after receiving such notice commences to cure such default and thereafter proceeds with reasonable diligence to complete the curing thereof.

Section 6.3.     Bankruptcy of Manager.

Company may terminate this Agreement by written notice to Manager if:

(a)An order for relief in bankruptcy is entered against Manager, or Manager is adjudicated insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future applicable statute or law relative to bankruptcy, insolvency or other relief for debtors, or seeks or consents to or acquiesces in the appointment of any trustee, receiver, conservator or liquidator of Manager, or of all or any substantial part of its property (the term “acquiesce”, as used herein, being deemed to include, but not be limited to, the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within the time specified by law);

(b)A court of competent jurisdiction enters an order, judgment or decree approving a petition filed against Manager seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future applicable statute or law relating to bankruptcy, insolvency or other relief for debtors, and a party shall acquiesce (as hereinabove defined) in the entry of such order, judgment or decree, or the same shall remain unvacated or unstayed for an aggregate of ninety (90) days from the date of entry thereof, or any trustee, receiver, conservator or liquidator of Manager or of all or any substantial part of its property shall be appointed without the consent of or with the acquiescence of Manager and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days; or

(c)Manager admits in writing its inability to pay its debts as they mature; or

(d)Manager gives notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations; or

(e)Manager makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors.

Section 6.4.     Default of Company.
(1)If Company defaults in any material respect in performing any of its obligations under this Agreement and such default is not cured within five (5) days in the case of a monetary default and within thirty (30) days in the case of a non-monetary default, after notice thereof is given by Manager to Company, then, subject to Section 6.4(2) hereof, Manager shall have the right to terminate this Agreement by giving written notice to that effect to Company.
(2)If such default is a non-monetary default and is curable but is of such nature that it cannot reasonably be cured within such thirty (30) day period, then the cure period shall be extended for a reasonable period of time thereafter, so long as Company promptly after receiving such notice commences to cure such default and thereafter proceeds with reasonable diligence to complete the curing thereof.

Section 6.5.     Effect of Termination.
Upon any termination of this Agreement, Manager shalt forthwith (t) pay over to Company all money collected and held for the account of Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which Manager is then entitled, (ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board, (iii) deliver to Company such contracts, documents, papers and records pertaining to this Agreement as the Board may request, and (iv) furnish all such information and take all such actions as Company shall reasonably require in order to effectuate an orderly and systematic termination of Manager's duties and activities hereunder. In conjunction therewith, Company shall pay Manager all fees and other amounts that have accrued under this Agreement, but which are unpaid as of the termination of this Agreement (which are not effectively paid pursuant to clause (i) above and except to the extent that, in the event of a termination for default pursuant to the provisions hereof, Company determines to withhold any portion thereof which is disputed or subject “to offset).

ARTICLE VII
MISCELLANEOUS

Section 7.1.     Notice.
(1)Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a “notice') required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, Oft when sent by facsimile transmission with receipt acknowledged, (Iii) three (3) days after having been mailed by certified or registered United States mall, postage prepaid, return receipt requested, or (iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested.
(2)Notices sent by mail or courier shall be addressed as follows:

(a)    If to Company, to:

Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, Michigan 48304
Attention: Robert S. Taubman

With a copy to:

Jeffrey H. Miro, Esq.
Miro Miro & Weiner, P.C.
500 North Woodward Avenue
Suite 100
Bloomfield Hills, Michigan 48304-0908

(b)    If to Manager, to:

The Taubman Company Limited Partnership
200 East Long Lake Road
Bloomfield Hills, Michigan 48304
Attention: President

With copies to:

The Taubman Company Limited Partnership
200 East Long Lake Road
Bloomfield Hills, Michigan 48304
Attention:    Senior Vice President,
Legal Services

And:

Miro Miro & Weiner, P.C.
500 North Woodward Avenue
Suite 100
Bloomfield Hills, Michigan 48304-0908
Attention: Jeffrey H. Miro, Esq.

And with a copy of any notice of default hereunder to:

Taub Co Management, Inc.
200 East Long Lake Road
Bloomfield Hills, Michigan 48304
Attention: President

(3)Any party may from time to time designate a different address or additional addressees by notice similarly given, such different address or addressees being effective from and after the day of receipt of notice thereof by such other party.

Section 7.2.     Severability.
Each provision of this Agreement is severable. If any term or provision shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from and not affect the validity of this Agreement.

Section 7.3.     Reimbursement of Legal Fees.
In the event of any arbitration or other legal or equitable proceeding for enforcement of any of the terms or conditions of this Agreement, or any alleged disputes, breaches, defaults or misrepresentations in connection with any provision of this Agreement, the losing party shall pay to the prevailing party in such action, or the nondismissing party where the dismissal occurs other than by reason of a settlement, the prevailing (or nondismissing) party's reasonable costs and expenses, including without limitation actual attorneys' fees and costs of defense paid or incurred in good faith at both the trial and appellate levels. The “prevailing party”, for purposes of this Agreement, shall be deemed to be that party which obtains substantially the result sought, whether by settlement, dismissal or judgment. This Section 7.3 shall survive any termination of this Agreement.

Section 7.4.     Waivers.
(1)No consent or waiver, express or implied, by either party of any breath or default by the other party in the performance of its obligations hereunder shall be valid unless in writing. No such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default of the same or any other obligations of such party hereunder.
(2)Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

(3)The granting of any consent or approval in any one instance by or on behalf of Company or Manager shall not be construed to waive or limit the need for such consent in any other or subsequent instance

Section 7.5.     Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to agreements made and to be entirely performed within such State.

Section 7.6.     Modifications.
This Agreement may not be changed, amended or modified except by an agreement in writing executed by each of the parties hereto, or their respective successors and assigns.

Section 7.7.     Termination of Prior Agreements.
This Agreement constitutes all of the understandings and agreements between the parties in connection with the subject matter hereof. By execution of this Agreement, the parties acknowledge and agree that this Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof. Any such prior agreements are hereby automatically canceled and terminated and shall be of no further force or effect whatsoever.

Section 7.8.     Assignment.
(1)This Agreement shall not be assigned by Manager nor shall control of Manager be assigned from A. Alfred Taubman to other than A. Alfred Taubman and/or his Affiliates without the prior approval of the Board. The assignee hereunder shall be bound in the same manner as Manager is bound hereunder.
(2)This Agreement shall not be assigned by Company without the prior approval of Manager.

Section 7.9.     Successors.
(1)Subject to the provisions of Section 7.8 above, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not inure to the benefit of, or be enforceable by, any other Person.
(2)References to “Company” and to “Manager hereunder shall be deemed to be references to the parties hereto and, subject to Section 7.8, their respective successors and permitted assigns.

Section 7.10.     No Joint Venture.
Nothing contained in this Agreement shall be construed as making Company and Manager partners or joint venturers; and nothing contained in this Agreement shall be construed as making either party liable for the debts or obligations of the other party, except only as expressly provided herein.

Section 7.11.     Approval of Company.
(1)Where the approval of Company or the Board is required hereunder, Manager is authorized to act upon receipt of the approval of either the Board (pursuant to an appropriate resolution) or of Company's Authorized Representative, whether such approval is given generally (including, without limitation, through the approval of an Annual Budget) or specifically.
(2)The Board shall designate, and so notify Manager of its designation of, one or more individuals who (individually or together, as determined by the Board with notice thereof to Manager) shall have the full authority to act as and on behalf of Company and the Board with respect to one or more or all matters, as determined by the Board, under this Agreement (“Company's Authorized Representative”). The Board shall have the right to at any time and from time to time substitute individuals so designated as Company's Authorized Representative by prior written notice thereof to Manager. The Board shall in all events and at all times maintain a Company's Authorized Representative.

Section 7.12.     Further Assurances.
Company and Manager shall, at their own expense, execute such other documents and perform such other acts as may be reasonably necessary or desirable to carry out the purposes of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
TAUBMAN CENTERS, INC.,
a Michigan corporation

By:    /s/ A. Alfred Taubman
A. Alfred Taubman

Its: Chairman

THE TAUBMAN COMPANY LIMITED PARTNERSHIP, a Delaware limited partnership

By:    /s/ Robert S. Taubman
Robert S. Taubman

Its: Authorized Signatory

SCHEDULE A
Initial Development Opportunities
Those activities being conducted under the following TTC Job Numbers:
4000.037    Apple Valley
4000.101    Boca Raton, Florida
1988.019    Downtown Denver, Colorado
3131.001    East Cain, Pennsylvania
4000.131
2125.001    Konterra, Maryland
4000.377    Lake County, Illinois
4000.416    Los Angeles Region, California
4000.549    New Haven, Connecticut
4000.564    North Columbus, Ohio
4000.716    Rochester Hills/Auburn Hills, Michigan
4000.788    Tampa, Florida
4000.940    Western Wayne County, Michigan
2934.001    West Palm Beach, Florida
4000.560    Orlando, Florida
2089.001    Tampa, Florida
4000.973    World Trade Center
4000.900    Waterbury, Connecticut

SCHEDULE B
Excluded Development Opportunities
TWA-Anaheim Limited Partnership
New York Coliseum
Detroit Riverfront
Marbeth

SCHEDULE C
Regional Centers

Regional Center	Owning Entity
Bellevue Center	Bellevue Associates
Beverly Center	La Cienega Associates
Briarwood	Briarwood
Cherry Creek	Taubman-Cherry Creek Limited Partnership
Columbus City Center	TL-Columbus Associates
Fairlane Town Center	Fairlane Town Center
Fair Oaks	Fairfax Associates
Hilltop	Richmond Associates
Lakeforest Mall	Lakeforest Associates
Lakeside	Lakeside/Novi Associates
Marley Station	TKL-East
Meadowood	Taubman-Western Associates No. 2
Short Hills	Prutaub Joint Venture
Stamford Town Center	Rich-Taubman Associates
Stoneridge	Stoneridge Properties
Twelve Oaks	Lakeside/Novi Associates
West Farms	West Farms. Associates
Woodfield	Woodfield Associates
Woodland	Woodland